Exhibit 10.16

[EXECUTION COPY]

Confidential materials omitted and filed

separately with the Securities and Exchange

Commission. Asterisks denote omissions.

SELLING AGREEMENT

This Selling Agreement, dated as of July 1, 2005 (this “Agreement”), is made by and among The Travelers Insurance Company, The Travelers Life and Annuity Company (each, an “Insurance Company” and, collectively, the “Insurance Companies”), Travelers Distribution, LLC (the “Underwriter”), and PFS Investments Inc. (“Distributor”).

RECITALS

WHEREAS, the Insurance Companies issue certain life insurance and/or annuity products identified on Schedule A attached hereto (the “Products”);

WHEREAS, Distributor directly (or through one or more of its Affiliates) is licensed to solicit and sell the Products through its Registered Representatives and Selling Entities in the Territory; and

WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, Distributor desires to solicit and sell through its Registered Representatives and Selling Entities, and the Insurance Companies desire that Distributor so solicit and sell, the Products in the Territory.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“1997 Selling Agreement” means the Selling Agreement dated December 1997, as amended, by and among the Insurance Companies, Distributor and Tower Square Securities, Inc.

“AAA Rules” has the meaning ascribed to such term in Section 7.3.

“Act” has the meaning ascribed to such term in Section 4.7.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such first Person. The term “control” (including its correlative meanings “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning ascribed to such term in the preamble.

“Approved Sales Materials” means Sales Materials approved in writing by Distributor and the applicable Insurance Company and any required regulatory authorities.

“BSA” has the meaning ascribed to such term in Section 4.7.

“Business Day” means any day other than a Saturday, Sunday or day on which the New York Stock Exchange or banking institutions in The City of New York, New York, are authorized or obligated by Law or executive order to be closed.

“Citigroup” means Citigroup Inc., a Delaware corporation, and the ultimate, indirect parent of Distributor.

“Citigroup Standards and Practices” means the client service and relationship standards, business practices, ethical standards, customer privacy and protection policies and general service quality standards, reputational considerations and industry standards, as determined from time to time by Citigroup or any of its Affiliates, provided that such Citigroup Standards and Practices, to the extent they relate to a Product or New Product and/or Distributor, shall be applied, and changes thereto shall be made, without discriminating in any material manner against any Insurance Company relative to all other similarly situated providers of such Products or New Products distributed by such Distributor.

“COB Plan” has the meaning ascribed to such term in Section 7.11.

“Comparable Distributor” means a distributor using a substantially similar approach to the marketing, servicing, sales support and overall distribution of products.

“Competitive” means (a) the terms, total compensation, customer appeal, consumer pricing and value, wholesaler coverage, training and support, features and service standards and metrics of the applicable product, taken as a whole, are at least equivalent to those of other comparable products, considered as a group, then distributed by Distributor and (b) the financial strength rating of the applicable provider is substantially similar to the other providers (considered as a group) then providing such comparable products to Distributor.

“Confidential Information” has the meaning ascribed to such term in Section 4.1.

“Dispute” has the meaning ascribed to such term in Section 7.3.

“Distributor” has the meaning ascribed to such term in the preamble.

“Exclusive Products” has the meaning ascribed to such term in Section 2.2.

“Existing Product” has the meaning ascribed to such term in Section 2.6.

“First Term” means the five-year period commencing on the date of this Agreement and ending on the fifth anniversary of the date of this Agreement.

“Governmental Authority” means any federal, state or local domestic, foreign or supranational governmental, regulatory or self-regulatory authority, agency, court, tribunal, commission or other governmental, regulatory or self-regulatory entity.

“Indemnified Party” has the meaning ascribed to such term in Section 6.1.

“Indemnifying Party” has the meaning ascribed to such term in Section 6.1.

“Insurance Companies” has the meaning ascribed to such term in the preamble.

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“Law” means any law (including common law), Order, ordinance, writ, statute, treaty, rule or regulation of a Governmental Authority.

“Level Playing Field” means, with respect to a Product, Distributor (a) shall afford the same access to its distribution platforms for such Product offered by the Insurance Company as the access it affords to comparable products offered by a Third Party Insurer and (b) shall not provide to its Sales Force any compensation or other economic inducement or benefit for the sale of comparable products sold in a comparable sales support and compensation framework offered by a Third Party Insurer that are more favorable than the compensation or other economic inducements or benefits provided to such Sales Force for the sale of such products offered by the Insurance Company; provided that a Level Playing Field may include variations in Sales Force compensation that are (i) based upon neutral criteria that do not differentiate between product providers, such as achieving sales volume or persistency objectives, or (ii) for products (including combined product and service arrangements) for which distributor compensation is negotiated by the provider on a sale-by-sale basis, such as group retirement products.

“Insurance Company” has the meaning ascribed to such term in the preamble.

“NASD” means the primary private-sector regulator of the United States securities industry, formerly known as the National Association of Securities Dealers, Inc.

“New Products” means, with respect to Distributor, any life insurance or annuity product that the Insurance Company is authorized to offer but was not included among the types of insurance or annuity products distributed by Distributor on the date of this Agreement. For avoidance of doubt, the addition of new features to Products shall not constitute New Products in whole or in part, regardless of whether any insurance regulatory filing is required in connection therewith

“Non-Exclusive Products” has the meaning ascribed to such term in Section 2.3.

“Parties” means Distributor, the Underwriter and the Insurance Companies.

“Person” means any individual, corporation, business trust, partnership, association, limited liability company, unincorporated organization or similar organization, or any Governmental Authority.

“Private Label Product” means a life insurance or annuity product customized for Distributor in the Territory that (i) is branded under the name of Distributor in the Territory or (ii) is a variable life insurance or variable annuity contract that offers as an option more than two investment choices or mutual funds that are advised or managed by Citigroup or one of its Affiliates (or any successor to Citigroup or a Citigroup Affiliate of substantially all of the business or assets of Citigroup or such Citigroup Affiliate that relate primarily to the asset management business), including Distributor (in the capacity of either an advisor or sub-advisor). For the avoidance of doubt and without limitation, a Private Label Product (whether existing on the date of this Agreement or thereafter) shall be deemed a Product for all purposes under this Agreement.

“Proceeding” has the meaning ascribed to such term in Section 4.6.

“Products” has the meaning ascribed to such term in the recitals.

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“Registered Representative” means an individual who is (a) a Series 6 registration with the NASD with respect to whom Distributor has on file a Form U-4 and has completed a background investigation that has been filed with the NASD, (b) duly registered with all applicable state securities regulatory authorities as a registered person of Distributor, (c) duly licensed under the insurance laws of all states in which such individual is required to be licensed in order to solicit and sell the Products or New Products and (d) duly appointed by the Insurance Companies with state insurance departments to act as an agent for the Insurance Companies to solicit and sell the Products or New Products.

“Sales Force” means those point-of-sale representatives and their direct supervisors utilized by Distributor or its Affiliates whose responsibility includes the sale or promotion of Products or New Products offered by an Insurance Company.

“Sales Materials” means all promotional, sales, marketing and advertising materials and other communications or materials used in connection with Products, including such materials published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or electronic media, web sites and Internet related communications, sales literature (i.e., written communications distributed or made specifically available to the Sales Force or customers, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature or published article), and also training materials and other communications prepared by the Insurance Companies or the Underwriter for Registered Representatives; provided that Sales Material shall not include the Parties’ Product applications or any communications or materials that do not promote, market, or advertise Products.

“SEC” means the Securities and Exchange Commission.

“Second Term” means the five-year period commencing on the expiration of the First Term and ending on the tenth anniversary of the date of this Agreement.

“Selling Entity” means the Distributor, together with such of its Affiliates as are specified on Schedule B attached hereto.

“Substitute Product” has the meaning ascribed to such term in Section 2.6.

“Term” has the meaning ascribed to such term in Section 5.1.

“Territory” means the United States and the Commonwealth of Puerto Rico.

“Third Party Insurer” means an insurance company that is not Affiliated with the Insurance Companies or any of their Affiliates.

“Umbrella Agreement” means the Domestic Distribution Agreement, dated as of the date of this Agreement, by and between Citigroup and MetLife, Inc.

“Variable Products” has the meaning ascribed to such term in Section 2.1.

Section 1.2 Construction. For the purposes of this Agreement: (a) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa, and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires; (b) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this

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Agreement as a whole (including all of the Schedules) and not to any particular provision of this Agreement, and Article, Section, paragraph and Schedule references are to the Articles, Sections, paragraphs and Schedules to this Agreement, unless otherwise specified; (c) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”; (d) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified; and (e) “commercially reasonable efforts” shall not require a waiver by any Party of any material rights or any action or omission that would be a breach of this Agreement.

ARTICLE II

DISTRIBUTION ARRANGEMENTS

Section 2.1 Purpose and Background. The Parties enter into this Agreement for the purpose of authorizing Distributor and the Selling Entities, through their respective Registered Representatives, in accordance with and subject to the conditions of this Agreement, to solicit applications for the Products and such New Products as may be agreed upon by the Parties from time to time, some of which Products and New Products may be deemed to be securities and subject to registration under applicable Law (the “Variable Products”). Schedule A may be amended from time to time upon sixty (60) days’ prior written notice to and agreement by Distributor to reflect any such New Products. No amendment adding New Products will be effective without the written consent of Distributor.

Section 2.2 Exclusive Distribution Arrangements. During the First Term, each Insurance Company shall have the right to be the exclusive provider in the Territory of each Product, if any, as to which such Insurance Company is the exclusive provider to Distributor of such Product in the Territory (whether pursuant to a written agreement or de facto) on the date of this Agreement and identified on Schedule A as an exclusive product (collectively, the “Exclusive Products”). During the Second Term, each such Insurance Company shall have the right to be a provider, on a non-exclusive, Level Playing Field basis, to Distributor of each Exclusive Product distributed by Distributor on the date of this Agreement.

Section 2.3 Non-Exclusive Distribution Arrangements. During the Term, each Insurance Company shall have the right to be a provider in the Territory of each Product, if any, as to which there is no exclusive provider to Distributor of such Product in the Territory on the date of this Agreement and identified on Schedule A as a non-exclusive product (collectively, the “Non-Exclusive Products”) on a non-exclusive, Level Playing Field basis.

Section 2.4 Private Label Products.

(a) If an Insurance Company is the provider of a Private Label Product to Distributor on the date of this Agreement, such Insurance Company shall have the right to be the provider of such Private Label Product during the Term. Schedule A identifies all of such Private Label Products on the date of this Agreement.

(b) Subject to Section 2.4(f), if, prior to the seventh anniversary of the date of this Agreement, Distributor desires to distribute, as a Private Label Product in the Territory, a life

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insurance product (other than term life insurance) or annuity product that it does not distribute as a Private Label Product on the date of this Agreement, Distributor shall notify the Insurance Companies no later than the time of notification of any Third Party Insurer.

(c) If Distributor does not select an Insurance Company or one of its Affiliates as the provider of the new Private Label Product and Distributor desires to continue to seek a Third Party Insurer, as the provider, Distributor shall include the Insurance Companies and its Affiliates in the process for selection of such provider (whether by formal request for proposals or otherwise) to provide such Private Label Product prior to selecting a Third Party Insurer. Distributor shall entertain in good faith, and on terms no less favorable than those extended to any other proposed provider, proposals from the Insurance Companies and its Affiliates to provide such new Private Label Product.

(d) Distributor (i) shall have exclusive discretion in determining the process for selection of, and the criteria for evaluation of, potential providers of any such Private Label Product and (ii) shall make a good faith determination of the relative suitability of proposals from potential providers for satisfying the requirements of such Private Label Product (it being understood that if Distributor determines that a proposal from an Insurance Company or its Affiliate satisfies such requirements, considered as a whole, at least as well as the most favorable proposal or proposals of the other potential providers, the proposal from the Insurance Company or its Affiliate shall be selected); provided, however, that Distributor shall not be required to select any such proposal.

(e) The rights granted to the Insurance Companies and its Affiliates under this Section 2.4 shall not apply with respect to any new Private Label Product if an insurance company not Affiliated with Citigroup or the Insurance Companies contacts or approaches Distributor, without solicitation by Distributor relating to such Private Label Product, about developing or the possibility of developing such Private Label Product.

(f) Notwithstanding the foregoing, but subject to Section 2.5(b), nothing in this Section 2.4 shall be construed to limit Distributor’s ability to offer Products substantially the same as any Private Label Product on a non-private label basis.

Section 2.5 New Products.

(a) At any time during the Term, (i) an Insurance Company may propose to Distributor that Distributor distribute a New Product offered by the Insurance Company or its Affiliate and (ii) Distributor may propose to the Insurance Companies or its Affiliates that Distributor distribute a New Product offered by the Insurance Companies or its Affiliates.

(b) If, prior to the seventh anniversary of the date of this Agreement, Distributor desires to offer a New Product on an exclusive basis, Distributor shall notify the Insurance Companies no later than the time of any notification of any Third Party Insurer.

(c) If Distributor does not select an Insurance Company or one of its Affiliates as the provider of such New Product and Distributor desires to continue to seek a Third Party Insurer, as the provider, Distributor shall include the insurance Companies and its Affiliates in the process for selection of such provider (whether by formal request for proposals or otherwise). Distributor shall entertain in good faith, and on terms no less favorable than those extended to any other proposed provider, proposals from the Insurance Companies and its Affiliates to provide such New Product.

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(d) Distributor (i) shall have exclusive discretion in determining the process for selection of, and the criteria for evaluation of, potential providers of any such New Product and (ii) shall make a good faith determination of the relative suitability of proposals from potential providers for satisfying the requirements of such New Product (it being understood that if Distributor determines that a proposal from an Insurance Company or its Affiliate satisfies such requirements, considered as a whole, at least as well as the most favorable proposal or proposals of the other potential providers, such proposal from an Insurance Company or its Affiliate shall be selected); provided, however, that Distributor shall not be required to select any such proposal.

(e) The rights granted to the Insurance Companies and its Affiliates under this Section 2.5 shall not apply with respect to a New Product if an insurance company not Affiliated with the Insurance Companies or Citigroup contacts or approaches Distributor, without solicitation by Distributor relating to such New Product, about providing or the possibility of providing such New Product to be provided on an exclusive basis.

Section 2.6 Substitute Products.

(a) At any time during the Term, an Insurance Company may propose in writing that any of its insurance company Affiliates offer, in place of any Product then offered by the Insurance Company through Distributor (an “Existing Product”) in the Territory, a substitute product and if (i) such insurance company Affiliate has been assigned a financial strength rating of at least Aa3 by Moody’s Investors Service, Inc. (or any successor thereto) or at least AA- by Standard and Poor’s (or any successor thereto) and (ii) such substitute product is substantially the same as the Existing Product in the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics (a “Substitute Product”), then Distributor shall distribute such Substitute Product in place of the Existing Product.

(b) The insurance company Affiliate that offers such Substitute Product shall have the same rights under this Agreement with respect to the Substitute Product as the Insurance Company possessed with respect to the Existing Product. By way of illustration and without limiting the generality of the foregoing, if the Insurance Company was entitled to provide the Existing Product on a non-exclusive, Level Playing Field basis through Distributor, such insurance company Affiliate shall be entitled to provide the Substitute Product on a non-exclusive, Level Playing Field basis through Distributor in place of such Existing Product.

(c) Distributor and such insurance company Affiliate will enter into an addendum to this Agreement in the form of Schedule 2.6(c) attached hereto in respect of the Substitute Product. The insurance company Affiliate of the Insurance Company providing the Substitute Product shall bear reasonable costs incurred by Distributor in connection with or arising out of the replacement of the Existing Product with the Substitute Product.

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Section 2.7 Independent Contractor Status. Distributor and the Selling Entities are independent contractors (and not employees, joint venturers or partners) with respect to each Insurance Company in the performance of services under this Agreement.

Section 2.8 Request for Proposals. If, during the Term, Distributor proposes to issue a formal written request for proposals to any Third Party Insurer that involves any life insurance or annuity product that the Insurance Companies or their Affiliates are authorized to offer, Distributor shall give notice thereof to the Insurance Company and entertain proposals from the Insurance Company or their Affiliates to be a provider to Distributor of such product. Distributor shall consider such proposals in good faith and on terms no less favorable than the terms extended to any other proposed provider.

Section 2.9 Licensing and Appointment.

(a) The Insurance Companies have each respectively appointed Underwriter to serve as the distributor and principal underwriter of the Products. The Underwriter is registered with the SEC, the NASD and all appropriate state securities regulatory authorities as a broker/dealer.

(b) The Underwriter hereby appoints the Distributor to distribute the Products through Registered Representatives of its Sales Force.

Section 2.10 Securities Licensing/NASD Compliance.

(a) Distributor shall at all times when performing its functions under this Agreement, be registered as a securities broker with the SEC and NASD and licensed or registered as a securities broker/dealer in the states and other local jurisdictions that require such licensing or registration in connection with sales of variable products.

(b) Distributor agrees to abide by all applicable Laws. For the purpose of compliance with any such Laws, Distributor acknowledges and agrees that in performing Distributor services covered by this Agreement, it is acting in the capacity of an independent broker and dealer, as defined by the By-Laws of the NASD, and not as an agent or employee of either Underwriter or any registered investment company.

Section 2.11 Insurance Licensing. Selling Entities represent that at all times when performing their functions under this Agreement, each of them shall be validly licensed as an insurance agency in the states and other jurisdictions that require such licensing or registration in connection with sales or solicitation of the Products. Distributor represents that the Selling Entities are properly authorized as required under applicable state Law to receive insurance commissions generated from sales of the Products.

Section 2.12 Selling Entities: Sale and Solicitation of Variable Insurance Products.

(a) Distributor and Selling Entities each represent that they will engage in the solicitation and sale of Products in accordance with applicable securities laws and regulations. In this regard, the parties understand that Distributor is not authorized to act as an insurance agency.

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Instead, it has established affiliation agreements with each of the Selling Entities pursuant to which such agencies may receive commissions from the sale of variable insurance products.

(b) In this process, Distributor represents that each Selling Entity is an associated person, as that term is defined under Section 3(a)(18) of the Securities Exchange Act of 1934, as amended. Distributor further represents that it will maintain supervision and control over the activities and be solely responsible for the acts and omissions of each Registered Representative appointed by a Selling Entity engaged in the solicitation and sales of Variable Products pursuant to this Agreement.

(c) Additionally, Distributor will ensure that each Selling Entity designated to receive commissions on behalf of Distributor will be licensed as required to receive commissions for the sale of variable products in each applicable state. Additionally, Distributor represents that individuals who are not properly licensed under securities laws and regulations will not engage in any way in the solicitation or sale of Variable Products.

Section 2.13 Appointment of Broker/Dealer and Selling Agencies.

(a) The Insurance Companies (and, with respect to any Variable Product, Underwriter) hereby authorize the Distributor and the Selling Entities to sell Products listed on Schedule A, as it may be amended from time to time, including the Variable Products through its Registered Representatives. Distributor is also appointed to perform certain administrative services necessary to facilitate the solicitation and sales of the Variable Products.

(b) Selling Entities are each appointed general agencies of Insurance Companies and each is authorized to sell the Products.

(c) Pursuant to the appointments described in this Section 2.13, Distributor and Selling Entities must comply with the following requirements:

(i) All services provided in connection with the sale of Variable Products that require an active NASD or state securities registration will be provided by the Distributor or its Registered Representatives;

(ii) All individuals soliciting sales of Products will be properly licensed and appointed to the Insurance Companies as required in accordance with the state insurance Law of those jurisdictions in which the Products are distributed;

(iii) Unregistered employees will not engage in any securities activities nor receive any compensation based on transactions in insurance securities or the provision of securities advice; and

(iv) Customers purchasing variable Products will make their checks payable to the Insurance Companies.

(d) For the purpose of compliance with any applicable Law, Distributor and the Selling Entities acknowledge and agree that in performing the Product selling functions reflected by this Agreement, they or the Registered Representative are acting as the agent of the Insurance Companies and in that capacity are authorized only to solicit applications from the public for the Products.

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Section 2.14 Licensing and Appointment of Registered Representatives.

(a) In each jurisdiction in which the Registered Representative solicits the sale of Products, the Insurance Companies shall, for both Registered Representatives and Selling Entities, be responsible for processing all appointments, appointment renewals and appointment cancellations and, where applicable, adding variable annuity authority to a Registered Representative’s existing license. The Insurance Companies shall not otherwise be responsible for processing any licenses.

(b) Subject to Section 2.14(e), Distributor shall be responsible for the license and appointment fees associated with the licensing and appointments (which fees it generally has the Sales Force pay). The Insurance Companies shall be responsible for the fees associated with all appointment renewals and appointment cancellations of each Registered Representative and Selling Entities.

(c) Through a nightly electronic feed (or other such transmission as agreed to in writing by the Parties), (i) the Insurance Companies will provide the Distributor with appointments and their cancellation, including applicable effective dates and expiration dates, and the addition of variable annuity authority to licenses; and (ii) Distributor will provide the applicable Insurance Company with status updates (license and agent agreement terminations, name changes, etc.)

(d) Each Party shall be permitted, during normal business hours, upon reasonable notice, to audit any other Party’s records for compliance with the requirements of this Section 2.14.

(e) If any insurance company is substituted at any time for the current Insurance Companies (or any subsequent insurance companies are substituted or otherwise added as permitted under this Agreement), then for those Registered Representatives appointed with the Insurance Companies as of the date of any such substitution (or with any subsequent insurance companies as of the time of the substitution or other addition), then the appointment fees, cancellation fees and expenses, including the costs associated with any background checks or other such investigations, associated with such appointments, shall be paid by the Insurance Companies.

Section 2.15 Responsibility for Activities of Registered Representatives.

(a) Distributor will select and supervise persons whom it will train to solicit applications for the Products in conformance with applicable Laws.

(b) The Insurance Companies shall have authority to determine whether to appoint or terminate each Registered Representative as an insurance agent of the Insurance Companies. Distributor agrees to cooperate in supplying information or making recommendations necessary to complete such insurance agent appointments. The Insurance Companies will consult with Distributor before exercising its right to cancel the appointment of any Registered Representative.

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(c) In jurisdictions which require that Insurance Companies perform background information prior to appointment, Distributor agrees to provide such information as may be necessary to perform such review.

(d) Upon request by Underwriter, Distributor shall furnish such appropriate records as may be necessary to establish supervision of the Registered Representatives in connection with sales of the Products.

(e) Distributor shall notify Underwriter if any Registered Representative ceases to be a registered representative of Distributor, ceases to maintain the proper licensing required for the sale of the Products, or is under investigation for the sale of the Products.

Section 2.16 Suitability.

(a) Distributor shall be responsible for ensuring compliance with state insurance and NASD suitability rules and standards applicable to purchases of the Products.

(b) The Insurance Companies will establish appropriate procedures to receive and establish control of Product applications, and associated payments, from Registered Representatives. Product applications shall include the requisite Distributor application and any application required by the Insurance Companies. The Insurance Companies and the Distributor shall establish workflow procedures for individual Products consistent with those procedures generally provided in Schedule 2.16 that allow for the proper handling and timely processing of all applications (whether in good order or not in good order and customer payments, in accordance with all regulatory requirements). Such workflow procedures shall allow Distributor to perform its trade review and other functions from Duluth, Georgia by reviewing digital images of all necessary documents. The Insurance Companies shall provide the Distributor any periodic reports and other information reasonably requested by Distributor to allow it to effectively monitor and supervise the workflow processes, provided that nothing herein shall relieve Distributor of its obligations under Section 2.12.

(c) The Insurance Companies will issue variable annuity Products only for those customers’ Product applications approved by Distributor. The Insurance Companies reserve the right to reject any Product application and return any payment made in connection with an application which is rejected.

(d) The Insurance Companies agree to deliver contracts, transaction confirmations and other customer communications by mail, with notice of such mailing sent to the applicable Registered Representative, to those Persons that purchase Products through the Distributor.

(e) The Insurance Companies agree to support compliance by Registered Representatives with the rules of Distributor with respect to sales and suitability of Products and cash/noncash approvals.

Section 2.17 Solicitation. Distributor will perform the selling functions required by this Agreement in accordance with the terms and conditions of any applicable prospectus(es). Distributor will make only representations included in the prospectus or in any authorized

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supplemental material. No sales solicitations, including the delivery of supplemental sales literature or other such materials, shall occur, be delivered to, or used with a prospective purchaser unless accompanied or preceded by appropriate and then current prospectus(es).

Section 2.18 Replacement. Distributor and Selling Entities agree that, following the termination of this Agreement for any reason, they will not enter into any plan, program, scheme or course of action which would systematically attempt to induce any Product owner(s) away from Insurance Companies, except that following the termination of this Agreement Distributor may always recommend a move to another company’s product if Distributor reasonably believes that such other product would be more suitable than Insurance Companies’ Product for a particular client or clients. For the avoidance of doubt, this Section 2.18 does not (a) restrict communications to Product owners by Distributor, Selling Entities or the Sales Force with respect to factual matters material to the financial condition of the Insurance Companies, provided that the content of the communication to Product owners may not recommend or otherwise suggest they terminate their Products with Insurance Companies, nor (b) restrict the Distributor, Selling Entities or the Sales Force from responding to inquiries of Product owners.

Section 2.19 Bonding of Registered Representatives and Others. Distributor represents that all of its directors, officers, employees and Registered Representatives are and shall be continuously covered by a blanket fidelity bond, covering for larceny and embezzlement, issued by a reputable bonding company. This bond shall be maintained at Distributor’s expense and shall be, at least, of the form, type and amount required under the NASD Rules of Fair Practice. Distributor will maintain its current level of fidelity bond coverage. Distributor will provide thirty (30) days prior written notice to Insurance Companies if such fidelity bond coverage is reduced.

Section 2.20 Website Support. The Insurance Companies shall provide online support and information for the Sales Force and customers by creating and maintaining for each dedicated websites. Each website shall be specifically tailored for the applicable Products in both appearance and functionality, largely similar to those websites in use on the date of this Agreement (collectively, the “Websites”). The Websites’ functionality shall include the functionality and information described in Schedule 2.20 attached hereto. Distributor shall cooperate with Insurance Companies in connection with this Section 2.20.

Section 2.21 Marketing Allowance Fees. The Insurance Companies shall pay to Distributor Marketing Allowance Fees in accordance with Schedule 2.21 attached hereto and provide those other incentives in Schedule 2.21.

Section 2.22 Information, Access and Reports Provided by the Insurance Companies.

(a) The Insurance Companies will compile and provide daily to Distributor periodic marketing and activity reports summarizing sales results in a manner and format substantially similar to those reports provided as of the date of this Agreement or as otherwise reasonably requested by Distributor from time to time. In addition, the Insurance Companies will compile and provide those reports described in Schedule 2.22 attached hereto.

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(b) The Insurance Companies will provide Distributor with access to customer and Registered Representative information and documents with respect to activities arising under or in connection with this Agreement in a manner and format substantially similar to the access and format provided as of the date of this Agreement or as otherwise reasonably requested by Distributor, including access to information described in Schedule 2.22 attached hereto.

(c) The Parties acknowledge that following termination of this Agreement, Distributor will still have a need for the information, documents and reports provided by this Section 2.22 in order to, among other matters, deal with consumer complaints, respond to customer inquiries, track, monitor and measure assets under management, commissions and other financial information with respect to Products, and meet regulatory requirements. Accordingly, Distributor’s rights to access the information, documents and reports as provided in this Section 2.22 shall survive termination of this Agreement to the extent Distributor or Selling Entities have a reasonable need for the information, documents or reports.

Section 2.23 Market Timing. Distributor understands and acknowledges that Insurance Companies, in their sole discretion and at any time during the term of this Agreement, may restrict or prohibit: (i) the solicitation, offer or sale of new Products to one or more potential product holders and (ii) transfers within existing Products by one or more product holders, if such Products are used or to be used for “market timing” as that term is described in Product prospectuses or as determined in accordance with federal securities laws. Insurance Companies will monitor for market-timing activity related to the Products and notify Distributor in writing if such activity is determined. If Insurance Companies determine in their sole discretion that Distributor, Registered Representatives, or a Distributor client is engaging in market-timing activity in connection with the Products, Insurance Companies may take action that is necessary, in their sole discretion, to halt such activity and promptly notify Distributor in writing. Distributor agrees that it will not participate in or facilitate market timing by a Product holder or potential Product holder and will assist Insurance Companies in implementing their policies and procedures to prevent market timing activity by its Registered Representatives, including instructing any Registered Representative who Insurance Companies suspect may be involved with customers who are in violation of Insurance Companies’ policies as outlined in the applicable prospectus. Insurance Company may exercise its rights to terminate the appointment of any Registered Representative that Insurance Company believes is involved in impermissible market timing.

Section 2.24 Tax Reporting Responsibility. Distributor, and not the Insurance Companies, shall be solely responsible under applicable tax Law (i) for the reporting of compensation paid to Registered Representatives and (ii) for any withholding of taxes from compensation paid to Registered Representatives were any such requirements to be applicable.

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ARTICLE III

COMPENSATION

Section 3.1 Compensation.

(a) Subject to Sections 3.1(c) and 3.1(d), compensation payable to Selling Entities on sales of the Products sold by Registered Representatives will be paid in accordance with the Compensation Schedule set forth in Schedule 3.1 attached hereto. All compensation payable to Selling Entities under this Agreement shall be paid from the assets of Insurance Companies and not from clients’ investments in the Products or the assets of the underlying subaccounts. Compensation will be paid in accordance with the Compensation Schedule in effect at the time the purchase payments are received by the Insurance Company, in the case of annuities, or at the time the applications are received, in the case of life insurance. Termination of this Agreement shall have no effect on compensation due and coming due Selling Entities on Products issued prior to the termination date.

(b) The Parties shall, no less frequently than annually, negotiate in good faith to amend Schedule 3.1 to make Compensation competitive with market rates for similar product offerings, which Schedule 3.1 shall be amended as agreed to in writing by the Parties.

(c) Compensation for PrimeBuilder, PrimeBuilder II and PrimElite Products (which, as shown on Exhibit A, are not currently being marketed) which are currently in force shall be paid pursuant to this Agreement, except as follows:

(i) PrimeBuilder. Compensation payable with respect to PrimeBuilder will be paid in accordance with “The Commission Schedule for Annuity Contracts” (“1997 Commission Schedule”) attached to the 1997 Selling Agreement, specifically,

•	the “PrimeBuilder Compensation” table at the bottom of page 11 of the 1997 Commission Schedule and

•	the “Promotion and Marketing Allowance” and “Marketing Materials Allowance” on page 12.

(ii) PrimeBuilder II. Compensation payable with respect to PrimeBuilder II will be paid in accordance with the “First Amended Commission Schedule for Annuity Contracts” per memorandum dated September 26, 2000 and effective November 1, 1998, which attached Schedule is entitled “PrimeBuilder II 401 (k) Commission Schedule.”

(iii) PrimElite. Compensation payable with respect to PrimElite will be paid in accordance with the 1997 Commission Schedule (excluding paragraph 4 thereof entitled “Production Bonus,” inasmuch as the Production Bonus is covered in Schedule 3.1 to this Agreement), specifically paragraphs 1, 2, 3 and 5 on pages 12 and 13 of the 1997 Commission Schedule; the rate in paragraph 2 was amended by memorandum dated January 12, 2001.

(d) Additional compensation is payable pursuant to Sections 2.21, above, and 3.2, below.

Section 3.2 Marketing and Administrative Support Fee. The Insurance Companies shall pay to Distributor Marketing and Administrative Support Fees in accordance with Schedule 3.2 attached hereto.

Section 3.3 Disclosure. The Parties shall disclose to purchasers of Products and New Products all compensation related to the Products and New Products, paid to

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Distributor or third parties, directly or indirectly, as required by applicable Law; provided that each Party reserves its right to disclose to customers or potential customers the details regarding compensation payable under this Agreement.

Section 3.4 Chargebacks. Insurance Companies agree to identify for Distributor, for each commission payment, the name of the Registered Representative who solicited the Product covered by the payment. In the event a chargeback of a commission payment is warranted, Insurance Companies shall claim the chargeback within 90 days of the event causing the chargeback. Failure of Insurance Companies to claim the chargeback during this 90-day period shall discharge Distributor from the obligation to honor the chargeback.

Section 3.5 Limitations on Compensation. No Compensation shall be payable, and Selling Entities agree to reimburse the Insurance Companies for any Compensation that may have been paid to the Selling Entities, only in any of the following situations:

(i) Insurance Companies’ determination not to issue the Product applied for based on their-current underwriting guidelines;

(ii) Product owner’s exercise of any “free look” provision;

(iii) it is determined that any person soliciting an application or any other person or entity receving Compensation for soliciting applications or premium for the Products who is required to be licensed is not or was not duly licensed as an insurance agent;

(iv) pursuant to the order of any regulatory body;

(v) Insurance Companies refund the premium paid by applicant as a result of a complaint by applicant that the Insurance Companies, after consultation with and agreement by Selling Entities, reasonably determine to be well founded;

(vi) as a result of the parties’ agreement to return the premium payment for a Product;

(vii) premiums have been refunded due to overpayment, errors in billing or in the timing of automatic premium collection deductions, or errors resulting in policy reissue;

(viii) the check delivered in payment of any contract premium does not clear;

(xi) the Product on which commission payments were made is terminated or premium is refunded because the Registered Representative(s) or Selling Entity who sold the Insurance Policy committed an act, error or omission which materially contributed to the termination of the Product or the need to return premium;

(x) the applicant’s initial premium on a 1035 exchange is returned because the expected rollover amount from another policy or contract is not transferred due to the exchange not meeting the legal requirements to qualify for a tax-free exchange;

(xi) the Insurance Company returns unearned premium on a life insurance contract as required by the provisions of the policy, or;

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(xii) the Insurance Company determines that it has a legal liability to return premiums on a contract within the chargeback period.

ARTICLE IV

ADDITIONAL COVENANTS

Section 4.1 Confidential Information.

(a) During the Term, each Party and its Affiliates may receive confidential information and other proprietary information (“Confidential Information”‘) of the other Parties and their Affiliates. Each Party shall take all appropriate actions consistent with applicable Law and Citigroup Standards and Practices to ensure the protection, confidentiality and security of Confidential Information.

(b) Confidential Information of the Distributor and its Affiliates includes the names, addresses, telephone numbers and social security numbers of applicants for, purchasers of and other customers of Products and New Products as well as other identity and private information in respect of Distributor’s or its Affiliates’ customers, employees, Registered Representatives, other representatives of the Sales Force, and agents. Each Insurance Company, the Underwriter and their Affiliates acknowledge and agree that Confidential Information of Distributor and its Affiliates is and shall remain the property of Distributor and its Affiliates. Distributor’s Confidential Information shall not include any customer information that: (i) was previously known by the Insurance Company or the Underwriter from a source other than Distributor without obligations of confidence; (ii) was or is rightfully received by the Insurance Company or the Underwriter from a third party (other than such customer) without obligations of confidence to Distributor or from publicly available sources without obligations of confidence to Distributor; or (iii) was or is developed by means independent of information obtained from Distributor.

(c) Confidential Information of Insurance Companies and Underwriter includes, but is not limited to, any information concerning the products, services or programs of Insurance Companies or Underwriter and any other information pertaining to Underwriter and Insurance Companies that is proprietary in nature. Distributor and its Affiliates acknowledge and agree that Confidential Information of Insurance Companies and their Affiliates is and shall remain the property of the Insurance Companies and their Affiliates, the Underwriter, or their respective Affiliates. Insurance Companies’ Confidential Information shall not include any information that: (x) was previously known by any of Selling Entities or their Affiliates or their respective predecessors from a source other than Insurance Companies without obligations of confidence; (y) was or is rightfully received by Selling Entities or their Affiliates or their respective predecessors from a third party without obligations of confidence to Insurance Companies or from publicly available sources without obligations of confidence to such Party; or (z) was or is developed by means independent of information obtained from Insurance Companies.

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(d) As a condition to its access rights to the Confidential Information of another Party, the receiving Party shall not use, copy or disclose such Confidential Information in any manner unless the Party providing the Confidential Information shall consent to such use, copying or disclosure in writing. The Insurance Companies may not use the Distributor’s or its Affiliates’ Confidential Information to sell or cross-sell the Insurance Company’s products, provided, however, that the Insurance Company and Underwriter may use Distributor’s and it’s Affiliate’s Confidential Information to service Products and New Products, including, as appropriate, to accept additional contributions and premium for and to modify, add, or exchange coverage to any Product or New Product purchased by a policy owner who purchased from Distributor, or comply with applicable Law with respect to the Products and the purchase of those Products. The Parties also understand that the Insurance Companies may respond to inquiries from holders of Products or New Products concerning other Insurance Company products and services, provided there was no solicitation of such inquiry using Distributor’s or its Affiliate’s Confidential Information. The Parties may not disclose Confidential Information to any third party except as permitted in this Section 4.1. The Parties may disclose Confidential Information only to their respective directors, officers, employees and agents on a need-to-know basis, provided they have first obtained the assurance of each such director, officer, employee and agent to observe this confidentiality. In the event that a Party shares Confidential Information with a third party that is performing services under this Agreement, the Party must have a written agreement with such third party which includes a confidentiality provision prohibiting disclosure or use of Confidential Information other than to carry on the purposes for which the information was provided. The Parties shall be fully responsible for any breaches of the terms of this Section 4.1 by their respective directors, officers, employees, agents and third-party service providers (regardless of whether such Person remains a director, officer, employee, agent or otherwise engaged by such Party) and the each Party shall, at its sole expense, to take all reasonable measures (including, without limitation, court proceedings) to restrain such Persons from prohibited or unauthorized disclosure or use of the Confidential Information. The Parties shall take reasonable steps to protect the Confidential Information, applying at least the same security measures and level of care as they employ to protect their own Confidential Information. A Party shall promptly report to the other any unauthorized disclosure or use of Confidential Information of which it becomes aware. If a Party is compelled by applicable Law to disclose any Confidential Information, the Party so compelled must promptly notify, in writing, the Party whose Confidential Information is being disclosed, and provide that Party with an opportunity to limit the production; provided that nothing herein shall require such notification if the disclosing Party is required by Law or requested by a Governmental Authority to maintain the confidentiality of an ongoing investigation. Each Party shall have the right to audit (at its own cost and expense) the other for the limited purpose of ensuring compliance with this provision.

(e) If any Confidential Information is stored, processed or otherwise maintained on a Party’s computer systems or equipment which use the Internet for connectivity or communications (including any website) or is transmitted by a Party (through the Internet, mail, magnetic tape, line transmission or any other communication media), the Party storing or transmitting the Confidential Information will use, and will cause its personnel and any third parties engaged or retained by the Party to use, commercially reasonable efforts (appropriate for financial service companies for protecting and safeguarding confidential and personal information) in order to safeguard such information from hacking, intrusion, tampering, theft, loss, and breaches of confidentiality.

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(f) Insurance Company and Underwriter will comply and cooperate (and will cause any third party used by Insurance Company or Underwriter that maintains Confidential Information on its website, computer systems or equipment to comply and cooperate) with the same security standards as provided in the Information Security Standards contained in the Citigroup Standards and Practices (and any supplementary practices or procedures of Citigroup provided by Primerica to Insurance Company or Underwriter), including any required Application Vulnerability Assessment and ethical hack testing. Insurance Companies and Underwriter shall not store Confidential Information in any Internet-based application (including any website) unless such action has been previously approved in writing by Distributor.

(g) Each Party shall be permitted, during normal business hours, upon reasonable notice, to audit any other Party’s records for compliance with the requirements of this Section 4.1

(h) The Parties agree that this Section 4.1 shall not apply to individuals with whom the Insurance Company has a pre-existing relationship other than through Distributor.

Section 4.2 Access; Training; Sales Support.

(a) To the extent that as of the date of this Agreement, Distributor permits wholesalers or Product representatives of the Insurance Company or its Affiliate Underwriter to have access to Distributor, including its Sales Force, sales offices or sales, education or training meetings that involve the promotion of Exclusive Products made available by the Insurance Company for distribution by Distributor in the Territory, in a manner consistent with applicable Law and with the Citigroup Standards and Practices, Distributor shall, during the First Term, continue to permit such access on the same terms and conditions as on the date hereof in a manner consistent with applicable Law and the Citigroup Standards and Practices, including the Citigroup privacy promise and information security standards.

(b) The Insurance Company and its Affiliate Underwriter providing the Exclusive Products shall continue during the First Term to maintain wholesaler coverage, training, and sales support to Distributor on terms and conditions that are no less favorable than those provided by the Insurance Company to Distributor on the date of this Agreement, including the coverage, training and sales support described in Schedule 4.2 attached hereto. The Insurance Company and its Affiliate Underwriter will, in good faith, seek and consider Distributor’s recommendations when evaluating the adequacy of the performance of each wholesaler and, if requested, the need for replacement of any wholesaler whose performance is significantly deficient. The Insurance Companies and its Affiliate Underwriter will be solely responsible for all acts and omissions of their wholesalers.

Section 4.3 Sales Materials.

(a) Subject to the requirements of this Section 4.3, the Insurance Companies will produce, develop and print Sales Materials, which shall include customized brochures, customized marketing pieces and other point-of-sale materials, in sufficient quantities to meet the reasonable needs of Distributor’s Sales Force.

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(b) Any Sales Materials to be made available by an Insurance Company to Distributor’s Sales Force or customers shall be made available only with the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of Distributor, with the cost borne solely by the applicable Insurance Company; it being understood and agreed by the Parties that all such Sales Materials that are used by the Insurance Company in connection with the distribution of Products through Distributors on the date of this Agreement and previously consented to by the Distributor shall not require any additional consent. The Insurance Companies will promptly give written notice to Distributor if, after giving its approval to any Approved Sales Materials, any state or federal regulatory agency gives any of such Approved Sales Materials a negative rating or comment during a market conduct review or otherwise and advise Distributor as to continued use of the Approved Sales Material receiving a negative rating or comment. In the event that either of the Parties determines to discontinue the use of any such Approved Sales Materials, the Parties shall cooperate to ensure that such use is discontinued by Distributor’s Sales Force. All Approved Sales Materials prepared by an Insurance Company (excluding trademarks and service marks of Distributor) shall be and remain the sole and exclusive property of the Insurance Company.

(c) Any Sales Materials prepared by Distributor and to be made available by Distributor to its Sales Force or customers that describes the Insurance Company or any of its Affiliates or any insurance or annuity product offered by any of them may be made available only with the prior consent (which shall not be unreasonably withheld, conditioned or delayed) of the Insurance Company, with the cost borne solely by Distributor; it being understood and agreed by the Parties that all such Sales Materials that are used by Distributor in connection with the distribution of Products on the date of this Agreement and previously consented to by the applicable Insurance Company shall not require any additional consent. The Distributor will promptly give written notice to the applicable Insurance Company if, after giving its approval to any Approved Sales Materials, any state or federal regulatory agency gives any of such Approved Sales Materials a negative rating or comment during a market conduct review or otherwise and advise the applicable Insurance Company as to continued use of the Approved Sales Material receiving a negative rating or comment. In the event that any of the Parties determines to discontinue the use of any such Approved Sales Materials, the Parties shall cooperate to ensure that such use is discontinued by Distributor’s Sales Force. All Approved Sales Materials prepared by the Distributor (excluding trademarks and service marks of the applicable Insurance Company or its Affiliates) shall be and remain the sole and exclusive property of the Distributor; provided that if the Approved Sales Material mentions either Products or Insurance Companies by name or express reference, then Insurance Companies may, pursuant to a non-exclusive license, use that portion of any such Approved Sales Material which discusses such Products or Insurance Companies.

(d) Each Party shall take commercially reasonable precautions to prohibit the production, use and distribution of Sales Materials not permitted by Sections 4.3(b) and 4.3(c).

(e) The prospectuses for the PrimElite II Product consists of the contract prospectus and the subaccount prospectus. Distributor shall be responsible for printing the

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contract prospectuses and, through its Registered Representatives, shall deliver them to prospective customers. Insurance Companies shall be responsible for producing the subaccount prospectuses and delivering them when the contract for the Product is mailed to the customer. Insurance Companies shall be responsible for producing and delivery of all other prospectuses for other Products.

Section 4.4 Books and Records.

(a) Distributor will maintain all books and records required by applicable Law (including SEC Rule 17a-3 and -4) in connection with the offer and sale of the Products. The books and records of Distributor relating to the sale of the Products will be maintained so as to clearly and accurately disclose the nature and details of all transactions. Underwriter and Insurance Companies reserve the right to request reasonable periodic inspection of such books and records as relate to the sale and solicitation of the Products.

(b) The Insurance Company will maintain all Product applications and associated documents submitted by Registered Representatives in the manner and for as long as required by applicable Law (including SEC Rule 17a-3 and -4). Insurance Company will provide, upon reasonable request, Distributor with access to such records, sufficient to conduct its day-to-day business and to satisfy its obligations to maintain books and records under all applicable Law, including SEC Rule 17a-3 and -4.

(c) The Parties will maintain records of all Approved Sales Materials, and any corresponding regulatory approvals, used with or distributed to Registered Representatives or customers, and shall provide the other Parties access to such records as reasonably required.

(d) The Insurance Companies and the Underwriter will maintain records of wholesaler activities and contacts with Registered Representatives and periodically provide such information to Distributor.

Section 4.5 Annual Compliance Certification. Upon written request, but no more frequently than annually:

(i) Distributor shall certify to the Insurance Companies its material compliance with the terms of Sections 2.2, 2.3 and 2.4(a) during the period covered by such certificate; and

(ii) the Insurance Companies shall certify to Distributor that they have not, during the period covered by such certification, provided to any Comparable Distributor any product that is substantially similar to an Exclusive Product provided by the Insurance Companies on an exclusive basis to Distributor with terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics, taken as a whole, that are materially more favorable to such Comparable Distributor than the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics of such Exclusive Product, taken as a whole.

The certifications provided for herein shall be provided in Schedule 4.5 attached hereto. The obligations of the Parties pursuant to this Section 4.5 shall not relieve any obligations of their Affiliates pursuant to the Umbrella Agreement.

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Section 4.6 Cooperation. The Parties agree to cooperate fully in any customer complaint or insurance, securities or other regulatory investigation, inquiry, inspection, or proceeding or in any judicial proceeding (each, a “Proceeding”) arising in connection with the Products or New Products sold pursuant to this Agreement. Distributor and Underwriter shall cooperate with each other to resolve any customer complaint, and each agrees to promptly notify the other upon receipt of notice of any Proceeding involving the Products or any situation which would materially affect the respective party’s ability to perform its obligations hereunder. Each of the Parties agrees that it will promptly notify the other Parties of any material claim of which it becomes aware involving the sale or solicitation of the Products.

Section 4.7 Money Laundering, Foreign Assets Control.

(a) The Parties agree to comply with all applicable anti-money laundering Laws, including the reporting, recordkeeping and compliance requirements of the Bank Secrecy Act (“BSA”), as amended by The International Money Laundering Abatement and Financial Anti-Terrorism Act of 2002, Title III of the USA PATRIOT Act (the “Act”), its implementing regulations, and related SEC and self-regulatory organization rules. These requirements include requirements to identify and report currency transactions and suspicious activity, to implement a customer identification program to verify the identity of customers, and to implement an anti-money laundering compliance program.

(b) As required by the Act, each Party represents that it has a comprehensive anti-money laundering compliance program that includes, policies, procedures and internal controls for complying with the BSA; policies, procedures and internal controls for identifying, evaluating and reporting suspicious activity; a designated compliance officer or officers; training for appropriate employees; and an independent audit function. As the entities maintaining the accounts, the Insurance Companies agree to establish reasonable procedures to monitor the accounts for suspicious activity, and, as permitted by Law, to (i) make commercially reasonable efforts to advise Distributor when any customer activity is identified for heightened review or upon the filing of a suspicious activity report and (ii) to share information with Distributor about any such account.

(c) Selling Entities certify, and will certify to Insurance Companies and Underwriter annually hereafter, that they have established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of their anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer’s identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to them by any government agency.

Selling Entities agree that they will verify the identity of each customer that they introduce to Insurance Companies, whether through documentary or non-documentary means, and that Insurance Companies will rely upon such verification, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

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(d) Insurance Companies or Underwriter certify, and will certify to Distributor annually hereafter, that they have established and implemented a Customer Identification Program, in compliance with applicable regulations, as part of their anti-money laundering compliance program that, at a minimum, requires: (i) the verification of the identity of any customer seeking to open an account; (ii) the retention of a record of the information used to verify each customer’s identity; and (iii) the determination, within a reasonable time before or after the account is opened, as to whether the customer appears on any lists of known or suspected terrorists or terrorist organizations as provided to them by any government agency.

Insurance Companies or Underwriter agree that they will retain the record of the information used by Selling Entities to verify each customer’s identity, and that Distributor will rely upon such retention, as prescribed by the regulations promulgated under Section 326 of the Act in accordance with the safe-harbor provided in Section 103.122(b)(6) of the regulations under the Act.

(e) Upon discovering that a customer is identified on any OFAC list, Insurance Companies will, within a commercially reasonable time after making such discovery and as permitted by applicable Law, advise Distributor or Selling Entities.

Section 4.8 Consultation. To the extent provided as of the date of this Agreement, the Insurance Companies will continue to provide Distributor (i) consultation with respect to regulation and reporting requirements associated with the Products and (ii) administrative, consultative and technical support with respect to the ongoing activities involving the Products, all as reasonably requested by Distributor.

Section 4.9 Trademarks. Nothing in this Agreement provides any Party with any rights to the other Party’s trademarks, service marks, trade names, logos, or other commercial or product designations, other than those rights, if any, provided to a Party under the Umbrella Agreement.

ARTICLE V

TERM; TERMINATION

Section 5.1 Term. The term of this Agreement (the “Term”) will commence on the date of this Agreement and shall continue until the tenth anniversary of the date of this Agreement.

Section 5.2 Termination. This Agreement may be terminated at any time during the Term:

(a) by the mutual written consent of the Parties;

(b) by Distributor, in respect of any Product or New Product offered by an Insurance Company, if:

(i) Citigroup reasonably determines that such Product or New Product offered by an Insurance Company is not Competitive; provided, however, that this clause (i) shall not apply to any Exclusive Product during the First Term;

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(ii) any change is made or any feature is added to such Product or New Product (or a fund or investment option therein) without Distributor’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed);

(iii) such Product or New Product or the offering thereof (including on an exclusive basis) conflicts with:

(1) applicable Law, including any regulatory compliance procedures or restrictions in connection therewith;

(2) any material provision of any existing agreement by which Citigroup or its Affiliates or any of their respective assets or properties are bound, provided that this clause (2) shall not apply to any Product offered by an Insurance Company and distributed by Distributor pursuant to an arrangement in effect on the date of this Agreement or any Substitute Products distributed in replacement thereof pursuant to Section 2.6, unless the violation is caused by or relates to (A) any difference between the Substitute Product and the Existing Product it replaced, or (B) solely the fact of the replacement of the Existing Product with the Substitute Product; or

(3) the Citigroup Standards and Practices, provided that in the case of the application of this clause (3) during the First Term to any Exclusive Product following a change in the Citigroup Standards and Practices, any such change in the Citigroup Standards and Practices shall not result in the inability of the Insurance Company to be an exclusive provider of such Exclusive Product (unless such change may be reasonably appropriate to comply with applicable Laws);

(iv) such Product is an Exclusive Product and (x) the Insurance Company or any of its Affiliates provides to any Comparable Distributor a product that is substantially similar to such Exclusive Product and (y) the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics of such product, taken as a whole, are more favorable than the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics of such Exclusive Product, taken as a whole; provided, however, that this Section 5.2(b)(iv) shall not apply to any distribution arrangements of an Insurance Company for any Exclusive Product in effect on the date of this Agreement;

(v) with respect to any Exclusive Product, a Governmental Authority, with jurisdiction over Distributor requests or mandates that Distributor cease offering or no longer offer the Exclusive Product on an exclusive basis; provided, however, in the case of such a request (but not a mandate), Distributor shall provide prompt notice of any such request to the Insurance Company, and shall consult and cooperate with the Insurance Company in its efforts to obtain from such Governmental Authority an agreement that permits Distributor to continue to distribute such Exclusive Product on an exclusive basis. If such an agreement is reached, the Distributor shall continue to distribute the Exclusive Product on an exclusive basis in accordance with the terms of Section 2.2. If such an agreement cannot be reached, Distributor shall distribute the Exclusive Product on a non-exclusive, Level Playing Field basis for the remainder of the Term in accordance with the terms of this Agreement; or

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(vi) with respect to any Exclusive Product, the financial strength rating assigned to the Insurance Company falls below both (x) Al by Moody’s Investor Services, Inc. (or any successor thereto) and (y) A+ by Standard & Poor’s (or any successor thereto).

Section 5.3 Termination Notice.

(a) Prior to Distributor’s exercising its right under Section 5.2(b) to cease offering any Product or New Product, Distributor shall provide written notice to the Insurance Company, containing a reasonably detailed statement of the grounds for such exercise, and shall afford the Insurance Company a period of thirty days in which to cure the deficiency unless the deficiency is not capable of being cured. Distributor shall consult and cooperate with the Insurance Company as reasonably requested during such period in identifying possible cures.

(b) If the Insurance Company is able to propose a cure that is reasonably satisfactory to Distributor before the expiration of such period, Distributor shall not be entitled to exercise its right to cease offering the applicable Product or New Product, provided that if any cure involves a change in such Product’s or New Product’s terms or features that requires filing with or approval (or non-disapproval) by any Governmental Authority, Distributor shall, prior to exercising such right, afford the Insurance Company such further period of time as may be reasonably necessary to accomplish such filing or obtain such approval or non-disapproval.

(c) Notwithstanding anything to the contrary in this Section 5.3, Distributor shall not be required to continue to distribute any Product or New Product pending any cure period, if the offering of such Product or New Product would reasonably be expected to (i) violate applicable Law, including any regulatory compliance procedures or restriction in connection therewith, (ii) conflict with the Citigroup Standards and Practices insofar as they relate to reputational considerations or industry standards in the Territory or (iii) in the case of an Exclusive Product under Section 5.2(b)(v) above, conflict with a mandate from a Governmental Authority, with jurisdiction over Distributor that Distributor cease offering or no longer offer the Exclusive Product on an exclusive basis; provided in the case of this clause (iii), such Distributor shall distribute the Exclusive Product on a non-exclusive, Level Playing Field basis, for the remainder of the Term in accordance with the terms of this Agreement.

Section 5.4 Effect of Termination. Notwithstanding the termination of this Agreement, all the conditions, duties and obligations of the Parties, shall remain in effect with respect to any outstanding insurance policy or annuity contract issued prior to such termination, including the obligation of the Insurance Company to provide client services (e.g., client policy information and values, policyowner service capabilities, copies of client statements, etc.) by the Insurance Company to Distributor. Furthermore, and notwithstanding the termination of this Agreement or any provision hereof to the contrary, the following provisions shall survive termination: Article I, Section 2.18, Section 2.19, Section 2.21, Section 2.22 (to the extent Distributor or Selling Entities have a reasonable need for the information, documents or reports, including for regulatory purposes), Section 3.1, Section 3.2, Section 3.4, Section 3.5, Section 4.1, Section 4.4, Section 4.6, 4.7, 5.4, Article VI, Sections 7.1 through 7.9 (inclusive), Section 7.12

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and Section 7.13. Following termination of this Agreement the Parties shall enter into an appropriate servicing agreement providing for, among other matters, Registered Representative appointment changes as may be required.

Section 5.5 No Waiver. Failure of any Party to terminate this Agreement for any of the causes set forth in this Article V will not constitute a waiver of the right to terminate this Agreement at a later time for any of these causes.

ARTICLE VI

INDEMNIFICATION

Section 6.1 Indemnification.

(a) Each Party shall hold harmless, defend, exonerate and indemnify each other Party for all losses, claims, liabilities, costs and expenses (including taxes, fees, fines, penalties, interest, reasonable expenses of investigation and attorneys’ fees and disbursements) the other Party suffers that results from the breach by the Indemnitor (as defined below) of any representation, warranty, covenant, condition or duty contained in this Agreement or violation of applicable Law with respect to its services required under this Agreement. Such indemnification extends to the employees, officers, directors, affiliates and agents of each of the Parties.

(b) After receipt of notice of the commencement of any action or threat of such action (a “Third-Party Action”) by a Party (which for purposes of this Article VI shall include Selling Entities, each of which shall be a third party beneficiary of this Article VI) that believes it is entitled to indemnification under this Article VI (“Indemnitee”), the Indemnitee shall notify each Person obligated to provide indemnification under this Article VI (“Indemnitor”) in writing of the commencement thereof as soon as practicable thereafter if a claim in respect thereof is to be made against the Indemnitor, provided that the omission so to notify the Indemnitor will not relieve it from any liability under this Article VI, except to the extent that the Indemnitor demonstrates that the defense of such Third-Party Action is materially prejudiced by the failure to give notice. Such notice shall describe the claim in reasonable detail.

(c) The Indemnitor shall have the right to assume control of the defense of such Third-Party Action and shall retain counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee and shall pay the reasonable fees and disbursements of such counsel related to such Third-Party Action. In any such Third-Party Action, any Indemnitee shall (x) cooperate and provide such assistance as the Indemnitor reasonably may request in connection with the Indemnitor’s defense and shall be entitled to recover from the Indemnitor the reasonable out-of-pocket costs of providing such assistance (including reasonable fees of any counsel retained by the Indemnitee with the consent of the Indemnitor to facilitate such assistance). The Indemnitee shall have the right to participate in the defense of the case and to retain its own counsel; provided, however, that the fees and expenses of such participation and counsel shall be the responsibility of such Indemnitee. The Indemnitor may, in its reasonable discretion, settle or compromise any Third-Party Action with respect to which it has assumed control of the defense; provided, however, that the Indemnitor may not settle, compromise or consent to entry of judgment with respect to such Third-Party Action other than for monetary damages without the consent of the Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

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(d) If notice of a claim for indemnity is given to an Indemnitor in connection with the commencement of any Third-Party Action hereunder and the Indemnitor does not, either (i) within ten (10) Business Days after the receipt of such notice, give notice to the Indemnitee of its election to assume the defense of such Third-Party Action, or (ii) give notice to the Indemnitee that it rejects the claim for indemnification pursuant to Section 6.1(f), herein, the Indemnitee shall have the right, at its option and at the Indemnitor’s expense, to defend such Third-Party Action in a manner that the Indemnitee deems appropriate. In such a case, the Indemnitee shall not consent to the settlement, compromise or entry of judgment with respect to the Third-Party Action without prior written notice to, consultation with, and consent of the Indemnitor, which consent shall not be unreasonably withheld, conditioned or delayed.

(e) A claim for indemnification by any Indemnitee hereunder for any matter not involving a third-party action may be asserted by notice to the Indemnitor.

(f) Notwithstanding anything within this Article VI to the contrary, a Party who has received a notice of claim for indemnification under this Article VI may notify the Indemnitee that it rejects the claim. Such notice must be given by such Party within ten (10) days of its receipt of the notice of claim and shall describe the basis for the rejection of the claim in reasonable detail.

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices, demands and other communications required or permitted to be given under this Agreement to any Party shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set forth below (or at such other address or facsimile number as the Party shall furnish the other Parties in accordance with this Section):

(a) If to Distributor:

PFS Investments Inc.

3120 Breckinridge Boulevard

Duluth, GA 30099-0001

Attention: President

Facsimile: (770) 564-5669

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with a copy to Distributor’s legal counsel (which copy shall not constitute notice):

3120 Breckinridge Boulevard

Duluth, GA 30099-0001

Attention: General Counsel

Facsimile: (770) 564-6216

(b) If to the Insurance Companies:

The Travelers Insurance Company

22 Corporate Plaza

Newport Beach, CA 92660

Attention: Edward Wilson

Facsimile: (212) 413-4891

with a copy to Insurance Company’s legal counsel (which copy shall not constitute notice):

1 MetLife Plaza

27-01 Queens Plaza North

Long Island City, NY 11101

Attention: Nicholas D. Latrenta, Chief Counsel

Facsimile: (212) 578-3691

(c) If to the Underwriter:

Travelers Distribution, LLC

22 Corporate Plaza

Newport Beach, CA 92660

Attention: Edward Wilson

Facsimile: (212) 413-4891

(d) with a copy to Underwriter’s legal counsel (which copy shall not constitute notice):

1 MetLife Plaza

27-01 Queens Plaza North

Long Island City, NY 11101

Attention: Nicholas D. Latrenta, Chief Counsel

Facsimile: (212) 578-3691

Section 7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the Law of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

Section 7.3 Arbitration; Jurisdiction; Venue; Service of Process.

(a) Any and all disputes arising under or relating to this Agreement, including the breach, termination or validity of this Agreement, or the transactions contemplated by this Agreement (“Dispute”), shall be finally settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as modified herein (“AAA Rules”).

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(b) There shall be three neutral and impartial arbitrators. Each Party shall appoint one arbitrator within thirty (30) days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall appoint the chair of the arbitral tribunal within thirty (30) days of the appointment of the second appointed arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed in accordance with the NASD Rules or AAA Rules, as applicable. Each arbitrator appointed shall be a retired judge or a practicing attorney, admitted to practice in the State of New York, who is, if practicable, an experienced arbitrator of large, complex securities and insurance cases.

(c) The arbitral tribunal shall hold a preliminary conference or teleconference with the Parties within fifteen (15) days of their appointment. The hearing shall be held as soon as practicable thereafter, but no later than three months after the preliminary conference unless the Parties so agree or the arbitral tribunal extends the time period for good cause shown. In rendering an award, the arbitral tribunal shall be required to follow the Laws of the State of New York. In addition to any damages, the arbitral tribunal may award any remedy provided for under applicable Law and the terms of this Agreement, including injunction, specific performance or other forms of equitable relief. The arbitral tribunal is not empowered to award damages in excess of compensatory damages, and each Party hereby irrevocably waives any right to recover punitive, exemplary or similar damages with respect to any Dispute. The award shall be in writing and shall state the findings of fact and conclusions of Law on which it is based. The award shall be final and binding upon the Parties and shall be the sole and exclusive remedy between the Parties regarding any Disputes presented to the arbitral tribunal. Judgment upon the award may be entered in any court having jurisdiction.

(d) Any arbitration proceedings, decision or award rendered hereunder and the validity, effect and interpretation of this arbitration agreement shall be governed by the Federal Arbitration Act, 9 U.S.C. §1 et seq.

(e) By agreeing to arbitration, the Parties do not intend to deprive a court of competent jurisdiction of its authority to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration, or for a preliminary injunction or other equitable relief to maintain the status quo or prevent irreparable harm prior to the appointment of the arbitral tribunal. Without prejudice to such provisional remedies as may be available under the jurisdiction of such court, the arbitral tribunal shall have full authority to grant provisional remedies and to direct the Parties to request that any court modify or vacate any temporary or preliminary relief or other order issued by such court, and to award damages for the failure of any Party to respect the arbitral tribunal’s orders to that effect.

(f) The Parties hereby submit to the exclusive jurisdiction of the federal courts located in New York, New York, and if such courts have no jurisdiction, the New York State Courts located in New York, New York, for the purpose of seeking any provisional remedies as contemplated by Section 7.3(e), and to the non-exclusive jurisdiction of such courts for the enforcement of any arbitral award issued hereunder. In any such action, suit or

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proceeding, each of the Parties irrevocably and unconditionally waives, and agrees not to assert by way of motion, as a defense or otherwise, any claim that the Party is not subject to the jurisdiction of the above courts, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. To the fullest extent permitted by Law, each of the parties irrevocably waives all rights to trial by jury in any such action, suit or other proceeding.

Section 7.4 Entire Agreement. This Agreement and all schedules hereto embody the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior agreements with respect thereto, including the 1997 Selling Agreement, except that, as provided by Section 3.1(c), the certain rights of any Selling Entity to receive ongoing compensation in respect of all PrimElite, PrimeBuilder or PrimeBuilder II Products which are currently in force under the 1997 Selling Agreement shall remain in effect in respect of such Products and are not modified in any respect hereby so long as such Selling Entity is broker of records as directed by the client in respect of such Product; provided, however, that the absence herein of any provision contained in the Umbrella Agreement shall not be interpreted to supersede such provision in the Umbrella Agreement. The Parties intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial or other proceeding involving this Agreement.

Section 7.5 Amendment, Modification and Waiver. No amendment to this Agreement shall be effective unless it shall be in writing and signed by each Party. Any failure of a Party to comply with any obligation, covenant, agreement or condition contained in this Agreement may be waived by the Party entitled to the benefits thereof only by a written instrument duly executed and delivered by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure of compliance.

Section 7.6 Severabiliry. If any provision of this Agreement or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Agreement invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable.

Section 7.7 Successors and Assigns; No Third-Party Beneficiaries. Subject to the terms of this Section 7.7, this Agreement and all its provisions shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement, whether expressed or implied, will confer on any Person, other than the Parties or their respective permitted successors and assigns, any rights, remedies or liabilities; provided that the provisions of Article VI will inure to the benefit of the employees, officers, directors, affiliates and agents of each of the Parties. No Party may assign its rights or obligations under this Agreement without the prior written consent of the other Parties (which consent may not be unreasonably withheld, conditioned or delayed) and any purported assignment without such consent shall be void.

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Section 7.8 No Obligation. For the avoidance of doubt, nothing in this Agreement shall (i) impose upon the Insurance Companies any obligation to distribute any Products or New Products offered by the Insurance Companies through Distributor; provided, however, that the Purchaser Insurance Company shall give the Distributor written notice at least 60 days prior to ceasing distribution of any such Product or New Product, (ii) impose upon Distributor or its Affiliates any obligation to provide to its or their employees any Product or New Product issued by the Insurance Companies, (iii) restrict the ability of the Insurance Companies to distribute insurance or annuity products through Persons other than Distributor or its Affiliates or (iv) restrict the ability of any of the Parties or any of their Affiliates from acquiring or disposing of any assets of, or reorganizing or consolidating, any business; provided, however, that nothing in this Section 7.9 shall limit or restrict any obligations that Distributor has to distribute on an exclusive basis a Product or New Product offered by an Insurance Company if such Insurance Company has the right under this Agreement to be the exclusive provider of such Product or New Product to such Distributor.

Section 7.9 Further Assurance and Assistance. The Parties shall, and shall cause their respective Affiliates to, execute and deliver any and all documents, and take such further acts, in addition to those expressly provided for herein, that may be necessary or appropriate to effectuate the provisions of this Agreement.

Section 7.10 Force Majeure. No Party shall be responsible to the other Parties for delays or errors in its performance or any breach under this Agreement occurring solely by reason of circumstances beyond its control, including, without limitation, acts of civil or military authority, national emergencies, fire, major mechanical breakdown, labor disputes, flood, landslide, hurricane, tsunami or other catastrophe, acts of God, insurrection, war, riots, delays of supplier, or failure of transportation, communication or power supply (a “Disaster”).

Section 7.11 Continuity of Business Plan. Notwithstanding Section 7.10, each Party shall adopt a Continuity of Business Plan (a “COB Plan”) to ensure the least disruption to the availability of Products to any Insured Customer, which COB Plan may be reviewed from time to time upon reasonable notice by the other Party and during normal business hours. Each Party must immediately advise the other Party upon the occurrence of any event or circumstance that will, or would reasonably be expected to, disrupt their operations and in such event, upon request of the other Party and, to the extent practicable, deliver all Confidential Information pertaining to Insured Customers. Notwithstanding Section 7.10, each Party shall implement its COB Plan to permit it to perform its obligations hereunder, within a commercially reasonable period of time, in the event of a Disaster.

Section 7.12 Headings. The Article and Section headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement.

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Section 7.13 Counterparts. This Agreement may be executed by the Parties in multiple counterparts which may be delivered by facsimile transmission. Each counterpart when so executed and delivered shall be deemed an original, and all such counterparts taken together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

THE TRAVELERS INSURANCE COMPANY

By:	/s/ Ernest J. Wright
Name:	Ernest J. Wright
Title:	Vice President and Secretary

THE TRAVELERS LIFE AND ANNUITY COMPANY

By:	/s/ Ernest J. Wright
Name:	Ernest J. Wright
Title:	Vice President and Secretary

TRAVELERS DISTRIBUTION LLC

By:	/s/ Ernest J. Wright
Name:	Ernest J. Wright
Title:	Secretary

PFS INVESTMENTS INC.

By:	/s/ William A. Kelly
Name:	William A. Kelly
Title:	Chief Executive Officer and President

[SIGNATURE PAGE TO PRIMERICA SELLING AGREEMENT]

Schedule A

Products

Product	Status	Exclusive Product	Private Label
PrimElite	Not currently marketed	Yes	Yes
PrimElite II	Currently being marketed	Yes	Yes
Protected Equity Portfolio	Currently being marketed	Yes	No
Travelers Target Maturity	Currently being marketed	Yes	No
PrimeBuilder (401(k))	Not currently marketed.	Yes	Yes
PrimeBuilder II (401(k))	Not currently marketed.	Yes	Yes
GoldTrack Express (401(k))	Currently being marketed	Yes	No

The Parties may from time to time agree that the Insurance Company issues an insurance product to a particular prospective customer, which product is neither a Product or a New Product or a Substitute Product nor otherwise governed by the Agreement. If the Parties can agree on compensation with respect to each such transaction, then that sale may be made pursuant to the Agreement, provided that the compensation for the transaction will only be as agreed by the Parties at the time and, except where expressly provided, shall survive termination of the Agreement. Aside from such compensation as agreed by the Parties, products issued under this Section shall be governed in all other respects by the Agreement as though such product were a Product.

Schedule B

Selling Entities

Primerica Financial Services, Inc.

Primerica Financial Services Insurance Marketing, Inc.

Primerica Financial Services of Alabama, Inc.

Primerica Insurance Services of Louisiana, Inc.

Primerica Financial Services Insurance Marketing of Maine, Inc.

Primerica Insurance Agency of Massachusetts, Inc.

Primerica Financial Services Insurance Marketing of Nevada, Inc.

Primerica Financial Services Agency of New York, Inc.

Primerica Insurance Marketing Services of Puerto Rico, Inc.

Primerica Financial Services Insurance Marketing of Wyoming, Inc.

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Schedule 2.6(c)

Form of Substitute Product Addendum

ADDENDUM

This Addendum, dated as of [Insert Date] (this “Addendum”), is made by and among [Insert Name(s) of Affiliate Insurance Company(ies)], [Insert Jurisdiction(s) and Type(s) of Entity(ies)] (each, an “Affiliate Insurance Company” and, collectively, the “Affiliate Insurance Companies”), [Insert Name of Underwriter], [Insert Jurisdiction and Type of Entity (the “Affiliate Underwriter”)], and Distributor.

RECITALS

WHEREAS, Distributor is a party to that certain Selling Agreement, dated as of July 1, 2005 (the “Selling Agreement”), by and among Distributor, the Insurance Companies and the Underwriter;

WHEREAS, the Affiliate Insurance Companies issue certain life insurance and/or annuity products meeting the conditions set forth in respect of such products in the Selling Agreement that are identified on Schedule A to this Addendum (the “Substitute Products”);

WHEREAS, Distributor directly (or through one or more of its Affiliates) is licensed to solicit and sell the Substitute Products through its Registered Representatives and Selling Entities in the Territory;

WHEREAS, upon the terms and subject to the conditions set forth in the Selling Agreement, the Insurance Company has the right to require the Distributor to distribute the Substitute Products; and

WHEREAS, as required by the Selling Agreement and upon the terms and subject to the conditions set forth in this Addendum, Distributor desires to solicit and sell through its Registered Representatives and Selling Entities, and the Affiliate Insurance Companies desire that Distributor so solicit and sell, the Substitute Products in the Territory.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined in this Addendum have the respective meanings ascribed to them in the Selling Agreement.

2.	Substitute Products. Each of the Affiliate Insurance Companies and the Affiliate Underwriter hereby represent and warrant to Distributor that (a) such Affiliate Insurance Company has a financial strength rating of at least Aa3 by Moody’s Investors Service, Inc. (or any successor thereto) or at least AA- by Standard and Poor’s (or any successor thereto); and (b) each Substitute Product is substantially the same the corresponding Existing Product in the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics. Based upon such representations and warranties, Distributor hereby agrees, effective as of the date written above, that each of the Substitute Products shall be deemed Products to be distributed by Distributor.

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3.	Incorporation of Terms. Except as otherwise set forth in this Addendum, all of the terms and provisions of the Selling Agreement hereby are incorporated by reference into this Addendum in respect of the Substitute Products and applicable to the parties hereto. For all purposes of such incorporation by reference, the Affiliate Insurance Companies shall be deemed to be Insurance Companies and the Affiliate Underwriter shall be deemed to be the Underwriter. Except as set forth in this Addendum, the Selling Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

4.	Miscellaneous Provisions.

(a)	Notices. All notices, demands and other communications required or permitted to be given to any Party under this Addendum shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set forth below (or at such other address or facsimile number as the Party shall furnish the other Parties in accordance with this Section): if to the Distributor, to the address set forth in the Selling Agreement; and if to the Affiliate Insurance Companies or to the Underwriter, to the address(es) set forth on the signature page to this Addendum.

(b)	Severability. If any provision of this Addendum or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Addendum or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Addendum invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable

(c)	Governing Law. This Addendum shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

(d)	Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

[Remainder of Page Intentionally Left Blank.]

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IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

[AFFILIATE INSURANCE COMPANY]

By:
Name:
Title:

[AFFILIATE INSURANCE COMPANY]

By:
Name:
Title:

[AFFILIATE UNDERWRITER]

By:
Name:
Title:

[DISTRIBUTOR]

By:
Name:
Title:

Schedule A

Substitute Products

[List Substitute Products in the Territory to be covered by the Addendum. Indicate whether exclusive or non-exclusive. If multiple countries/jurisdictions included in the Territory, include country/jurisdiction notation as appropriate.]

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Schedule 2.16

Suitability

Workflow Procedures	The Insurance Company and the Distributor agree to establish workflow procedures to allow for the proper handling and timely processing of individual (not 401(k)) Product applications. The general agreement and responsibilities between the Parties are as follows:

1. The Insurance Company will receive all required paperwork directly from Registered Representatives.

2. The Insurance Company will perform an initial review of such paperwork to ensure that the Distributor’s application is enclosed, completed, and signed by both the Registered Representative and the client.

3. Once the case file is reviewed and deemed complete, the Insurance Company will provide an electronic image to the Distributor for their suitability review.

4. The Distributor will review suitability for each case file in a timely manner in order for the Insurance Company to comply with Federal securities laws and NASD rules, provided that, until the Distributor’s approval is received, the application will be considered to be NOGO (as described below).

5. Once suitability approval is determined, the Distributor will provide the Insurance Company with a mutually agreed upon form, which will signify approval.

6. Upon receiving approval from Distributor, the Insurance Company will proceed with the issuance of the annuity contract.

• The above scenario assumes that the complete application and paperwork required by the Insurance Company is received and determined to be Of Good Order (OGO)

•     In the event that paperwork is received Not of Good Order (NOGO) – the case file deficiencies will be identified by the Insurance Company and will be included (as a notification) in an electronic transmission to the Distributor in their suitability review, or through other communication methods, as necessary.

•     Simultaneous to the Distributor’s suitability review, the Insurance Company will be making attempts to obtain the necessary information to enable the case file to become OGO, processed, and completed within the time limits mandated by Federal securities laws and NASD rules.

• Once the case file is revised to OGO status and the suitability approval has been received by the Insurance Company, the Insurance Company will proceed with the issuance of the annuity contract.

•     In the event that the case file is not approved for suitability or information necessary for OGO status is not obtained, the Insurance Company will return the original paperwork, as well as the amount of premium or purchase payment received, to the Registered Representative, in compliance with Federal securities laws and NASD rules.

The Insurance Company agrees to provide Distributor with appropriate reporting in accordance with the terms of the Agreement to ensure all files are being reviewed and maintained appropriately.

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Schedule 2.20

Website Matters

All of the below services and requirements shall be provided at least consistent with the level existing as of the date of this Agreement.

Content & Functionality	The Insurance Company will provide web support of customers and Registered Representatives through two dedicated websites, a Customer Website and a Registered Representative Website, each specifically tailored for the Product in both appearance and functionality largely similar to that existing as of the date of this Agreement.

The Customer Website shall include the following functionality:

• View/print account information
• Process transfers/exchanges and redirect future contributions

The Registered Representative Website shall include the following functionality:

• Ordering/downloading of Approved Sales Materials

• View/print clients account information

The Websites will be co-branded with Primerica. The Registered Representative Website will be accessible through a link from Primerica Online. The Registered Representative Website will be secured in a manner that prevents its users from accessing other Insurance Company websites from that website.

Web Development	The Insurance Company will provide the programming, systems development, and data or system modifications required to the Websites to support and maintain full functionality in support of customers and Registered Representatives. The Insurance Company will provide all necessary data feeds to support the Websites.

The Insurance Company will provide the programming, systems development, and data or system modifications to the Registered Representative Website required to support a direct link from Primerica Online.

Web Maintenance	The Insurance Company will provide maintenance support for the Websites and link described above in accordance with acceptable service levels agreed upon by the parties.

Service Standards	The Insurance Company will support ongoing posting of data updates to content, and will support all service levels, including for support service for use of the web sites, as determined and agreed upon by the parties prior to production.

Schedule 2.21

I. Marketing Allowance Fee

Defined Terms. For purposes of this Schedule only, the following terms shall have the following meanings:

(a) “Basis Point” shall equal 1/100 of 1% (or, expressed as a decimal: 0.0001). By way of example, two Basis Points equals 2/100 of 1% (or, expressed as a decimal: 0.0002).

(b) “Contract Year” shall mean each twelve (12) month period commencing on the date of the Agreement and ending on the date preceding each anniversary of the date of this Agreement;

(c) “Production” shall mean all premium (including rollover premium for 401(k) Products) for Products received during each Contract Year by Insurance Companies;

(d) “Production Unit” shall mean One Hundred Million Dollars ($100,000,000.00) of Production (including any portion thereof).

Fee. To assist Selling Entities in the marketing of Products and the costs associated therewith, Insurance Companies agree to pay Selling Entities a marketing allowance fee (“Fee”) each Contract Year calculated on an annual basis as follows:

[**] Basis Points of the first Production Unit;
[**] Basis Points of the second Production Unit;
[**] Basis Points of the third Production Unit;
[**] Basis Points of the fourth Production Unit;
[**] Basis Points of the fifth Production Unit;
[**] Basis Points of the sixth Production Unit;
[**] Basis Points of the seventh Production Unit;
[**] Basis Points of the eighth Production Unit
[**] Basis Points of the ninth Production Unit;
[**] Basis Points of the tenth Production Unit;
[**] Basis Points of the eleventh Production Unit;
[**] Basis Points of the twelfth Production Unit;
[**] Basis Points of the thirteenth Production Unit;
[**] Basis Points of the fourteenth Production Unit;
[**] Basis Point of any additional Production.

Payment. The Fee shall be paid to the Distributor quarterly, payable within thirty (30) days after the end of each quarter. The fee shall be based on that portion of Production received by the Insurance Companies in the quarter for which payment is being made (but, in calculating the applicable Basis Points in the second through the fourth quarters in any Contract Year, with recognition of that portion of Production received by the Insurance Companies in prior quarters during that Contract Year). The Fee is payable during the term of the Agreement, provided that any such Fee that accrues prior to the termination of the Agreement, but not paid, shall be payable within thirty (30) days of termination of the Agreement, notwithstanding the termination

Minimum Fee. (a) Notwithstanding the above formula, the Fee for the first Contract Year shall not be less than [**] Dollars ($[**]). If, following the fourth quarter of the first Contract Year, this amount has not been paid based on the above formula, then the balance remaining due shall be paid within thirty (30) days of the end of the fourth quarter.

(b) If the Agreement is terminated prior to the end of the first Contract Year, Selling Entities shall only be entitled to such pro rata portion of the Fee based on the number of days that have elapsed during the first Contract Year prior to the effective date of termination of the Agreement.

Limitations by Law. Notwithstanding anything contained herein to the contrary, in the event that Insurance Company determines, in its sole discretion, that any payment required hereunder or that any provision of this Schedule is in violation of applicable Law, the Parties agree that they will make such payment adjustments or amendments to this Schedule, as shall be reasonable or necessary to be in compliance with such applicable Law; provided that the Parties will make every effort to make arrangements to effectuate the purposes of this Schedule to the fullest extent permitted by applicable Law.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

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Annual Reviews. The Parties agree to meet at least once each Contract Year, at a time and place agreeable to the Parties, to review Distributor’s marketing plan and to review the Marketing Allowance Fee Schedule to determine if any changes are appropriate. Any changes must be in writing and signed by the Parties in order to be effective.

II. Other Incentives

The Insurance Company will continue to fund the New Rider Incentive and Umbrella Club promotions in effect as of the date of this Agreement. As part of these promotions, the Insurance Company will provide trinkets and giveaways for Registered Representatives in sufficient quantities to meet the reasonable needs of Distributor.

The Insurance Company will provide support to Distributor in the amount of $12,000 annually, payable in equal quarterly payments, to help fund the salary for Distributor’s Variable Annuity Product Manager. The parties shall in good faith negotiate at the end of each calendar year any increases in this payment.

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Schedule 2.22

Information, Access and Reports

The Parties agree that they shall negotiate, in good faith, amendments to this Schedule 2.22 regarding reports in connection with Existing Products to the extent that the Insurance Companies establish new operational or administrative systems.

Sales Activity Reports	The Insurance Company will provide weekly sales activity reports and other Management Information Systems (“MIS”) reports as reasonably requested by Distributor. The Insurance Company will provide such reports on a weekly basis in a manner such that data may be measured by jurisdiction or other such criteria as reasonably requested by Distributor. Such sales reports will include Top Producer Reports, Productivity Analysis and New Writer Activity Reports as provided as of the date of this Agreement.

Wholesaler Activity Reports	The Insurance Company or its Affiliate Underwriter will provide weekly wholesaler activity reports to Distributor with a schedule outlining the activities of each of the external wholesalers promoting Product opportunities for Distributor and other MIS reports as reasonably requested by Distributor. The Insurance Company or its Affiliate Underwriter will provide such reports on a weekly basis in a manner such that data may be measured by jurisdiction or other such criteria as reasonably requested by Distributor. Such wholesaler activity reports will include Travel Locations, Training Topics, Wholesaler Goals and Percent to Goal Tracking as provided as of the date of this Agreement.

Sales Desk Activity Reports	The Insurance Company will provide weekly sales desk activity reports to Distributor detailing the performance of the sales desk and other MIS reports as reasonably requested by Distributor. The Insurance Company will provide such reports on a weekly basis in a manner such that data may be measured by jurisdiction or other such criteria as reasonably requested by Distributor. Such sales desk activity reports will track inbound calls by Product and by topic (i.e., licensing, contests, request for materials, etc.), outbound calls, wait time and other such metrics as provided as of the date of this Agreement.

Business Activity Reports	The Insurance Company will provide weekly business activity reports to Distributor and other MIS reports as reasonably requested by Distributor. The Insurance Companies will provide such reports on a weekly basis in a manner such that data may be measured by jurisdiction or other such criteria as reasonably requested by Distributor. Such business activity reports will include Client Retention Reports and other such reports as provided as of the date of this Agreement.

Assets Under Management (“AUM”) Customer Detail File	The Insurance Company will transmit in National Securities Clearing Corporation format to Distributor on a monthly basis each customer’s account file, including the account number, date established, status of account, number of shares, and owner’s name, address, social security number and date of birth. In addition, each month the Insurance Company will provide month-end pricing for the prior month for all funds currently sold.

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Additional Reports	The Insurance Company will continue to provide those reports and data feeds as provided to Distributor as of the data of this Agreement. Such reports will include for PrimElite and Protected Equity Portfolio:

• Securities Daily Production Report – automated daily email

• Data Feed – weekly data feed into the Production Table after completion of Friday cycle, currently referred to as L70PROD.VLMI32.TRANS.

• Daily AUM Balances by Fund – MS Excel format, produced the first business day of each month (by 12:00 PM ET) for the prior month

• AUM Summary Report – automated email produced on third business day of each month for the prior month

• Suitability Invoice Email – produced monthly until such time as Trade Desk is moved to Georgia

• Intercompany accruals necessary to ensure accurate financial reporting produced by 3:00 PM ET of the first business day of each month

The Insurance Company will continue to provide a daily (by 3:00 PM ET) email itemizing the prior days sales and premium payments involving GoldTrack Express, PrimeBuilder and PrimeBuilder II.

Mailings	The Insurance Company will provide to Distributor a pro forma copy of all contract packages sent to customers, including disclosures, supplements, announcements, applicable fund prospectuses, quarterly statements to customers, as well as copies of other mailings as reasonably requested by Distributor.

The Insurance Company will provide to Distributor copies of all prospectus and contract supplements, announcements and disclosures sent to Registered Representatives and copies of other such mailings as reasonably requested by Distributor.

The Insurance Company will provide to Distributor copies of all Sales Material, including Product announcements and training and incentive trip announcements sent to customers and Registered Representatives, as well as copies of other such mailings to customers and Registered Representatives as reasonably requested by Distributor.

The Insurance Company will provide such copies in advance of the mailing or other delivery.

Access to Systems and Information	The Insurance Companies will provide Distributor with any information and access as required by Distributor to comply with applicable law.

The Insurance Companies will provide Distributor with reasonable online access to its image systems (e.g., the Travelers imaging system created by ALPS Electronics, Inc.), Websites and other such systems as reasonably requested by Distributor. Such access will include access to images (or copies where applicable) of account applications, copies of the customer’s purchase payment check, policy delivery receipt, surrender forms, regulatory inquiries received by the Insurance Company, communications (including written and recorded or notes of oral communication) by and among the Insurance Company, the customer and the Registered Representative. Access to the Websites will include access to information regarding the customer’s Website use and frequency, access to view individual documents and statements of the customer.

43.

The Insurance Companies will provide Distributor with information sufficient to enable Distributor to create the existing four surveillance reports (and any currently under development): Free look, Surrenders Over 59 1/2, Surrenders Under 59 1/2 and Elderly, as well as programming support to create future reports, such as the VA to Mutual Fund Report currently under development. Information for surveillance reports shall be delivered to Distributor no later than the fifth business day of every month covering information from the prior month.

The Insurance Companies will, upon request, provide Distributor with copies of documents for open and closed accounts, including account statements, account histories, customer confirmations, daily and historical values of sub-accounts, present and historical sub-account allocations, commission earning statements on an account, as well as other such documents as reasonably requested by Distributor, including any relevant information relevant to a customer complaints, regulatory inquiries, litigation, customer assistance, etc.

Distributor shall have the right to request from Insurance Company a daily data feed containing such information as reasonably requested by Distributor to comply with OFAC. Such information shall include a position file, listing all client names and relevant contact information, and a price file, listing the month-end price for each fund.

Licensing and Disclosure Information	The Insurance Company will immediately forward to Distributor the following information:
• Any applicant denied a variable appointment by a regulator based on address, employment or disclosure information in an application, along with the reason for the denial.

•        Registered Representative cancelled by Insurance Companies “for cause” or otherwise following allegations of misconduct, including failure to provide timely updates of license information (unless Distributor initiates the request for cancellation or is otherwise already aware of the circumstances). Insurance Companies will provide a copy of the cancellation form and the name and telephone number of a contact person at the Insurance Companies who has information regarding the allegations.

Assistance	The Insurance Companies will provide Distributor with a dedicated contact (individual or team) to assist in complaint resolution, gathering of required information, systems issues, outages, access requests as well as other such assistance as reasonably requested by Distributor.

44.

Schedule 3.1

Compensation Schedule

COMMISSION SCHEDULE FOR ANNUITY CONTRACTS

This Schedule governs compensation and related matters with respect to all Products sold through Distributor by Registered Representatives, including with respect to Products sold under the 1997 Selling Agreement except to the extent provided for in Section 3.1.

Payment of compensation for any Product is subject to the following conditions and limitations, in addition to any applicable provision of the Agreement.

1.	Commissions based on premium payments will be based only on premium actually received and accepted by the Insurance Company.

2.	No commission will be earned on the initial exchange of any Insurance Company contract. Subsequent premium payments will, as permitted by law, be eligible for commission payments. The Insurance Companies will not permit a contract holder of a Product to switch or otherwise exchange the Product for another variable annuity product of the Insurance Companies.

3.	The Insurance Company reserves the right to reduce first-year commissions and renewal commissions, if necessary, on any annuity contracts sold to residents of any jurisdiction which imposes new, and/or additional premium or similar taxes or charges. In such event, the Insurance Company will notify the Selling Entity.

4.	If within forty-five (45) days after confirmation of any premium being credited to a Product by the Insurance Company, that Product is (i) redeemed, (ii) tendered for full or partial surrender, (iii) canceled or (iv) the life at risk thereunder dies, then, at the option of the Insurance Company or Underwriter, no commission will be payable with respect to such premium payments and any commission previously paid for said premium payments must be refunded to the Insurance Company or Underwriter, as direct by Underwriter. Underwriter agrees to notify Distributor within twenty (20) business days after the request for redemption, full or partial surrender [or] cancellation or notification of death of the life at risk is received by the applicable Insurance Company.

5.	Commissions will be paid in accordance with instructions received from Selling Entities.

6.	If Distributor or any Registered Representative of Distributor rebates or offers to rebate all or any part of a premium on an policy issued by the Insurance Company in violation of applicable state insurance laws or regulations, or if Distributor or any Registered Representative of Distributor shall withhold any premium on an policy issued by the Insurance Company, the same may be grounds for termination of this Agreement by Underwriter.

7.	If Distributor induces or attempts to induce any contract owner to relinquish a Product, except under circumstances where there is reasonable ground for believing the policy, contract or certificate is not suitable for such person, Distributor’s right to receive any compensation under this Agreement on that Policy, contract or certificate shall cease and terminate.

45.

COMMISSION RATES

GoldTrack Express

Commissions, Trail Commissions and Take Over Compensation

The Case Asset Level, the Surrender Charge and the plan year for each plan determines the applicable percentage rate for both commissions and trail commissions, as well as any takeover compensation for the plan.

•

Commissions are based on a percentage of “Flow” and are calculated and paid weekly. “Flow” is periodic premium and roll-over premium received. For Option 1 these commissions are not payable after Year 2.

•

Trail commissions are based on the percentage of Assets and are calculated and paid monthly. “Assets” are assets under management in the plan allocated to the contracts. For Option 1 trails are not payable in Years 1 or 2.

•	Takeover compensation is payable at the time of the transfer. For the No Surrender version, there is no compensation on takeover assets.

•

The Case Asset Level is the assets for each plan and is reset at the beginning of each February and September. Commission rates and trail rates then apply until the next reset date, at which time any change in Case Asset Level determines the applicable rates. The initial Case Asset Level is determined based upon the expected amount of rollover premium plus the total additional premium expected in the first year. Cases may be moved to a lower M&E (but not a higher M&E) in competitive situations. The Case Asset Level also determines the M&E charge payable by the plan.

		5-Year Surrender Versions					No Surrender Version
		Option 1			Option 2		% of Assets Years 1+
Case Asset Level	M&E Charge	% of Takeover	% of Flow Years 1 and 2	% of Assets Year 3+	% of Flow/Takeover Years 1+	% of Assets Years 1+
$0.00 - $500,000.00	1.50%	2.25%	3.35%	0.45%	0.55%	0.50%	.65%
$500,000.01 - 1,000,000.00	1.30%	2.00%	2.60%	0.30%	0.50%	0.45%	.45%
$1,000,000.01 - $2,000,000.00	1.20%	1.25%	2.10%	0.25%	0.45%	0.40%	.40%
$2,000,000.01 - $3,000,000.00	1.10%	1.00%	1.60%	0.25%	0.40%	0.35%	.35%
$3,000,000.01 - $4,000,000.00	1.00%	0.75%	1.35%	0.20%	0.35%	0.30%	.30%
$4,000,000.01 +	0.85%	0.50%	1.10%	0.20%	0.30%	0.20%	.30%

46.

PrimElite II

A. Commissions

When oldest of contract owner and annuitant is age	Commission Percentage
75 or younger	6.50%
76 to 85	4.875%
86 and above	0.00%

Commission calculated on percent of premium allocated to the subaccounts. The commission is calculated and paid daily. The applicable age is the age at the time the premium payment is received.

B. Promotional Bonus

Contracts Issued	Percent of Premium
Prior to January 22, 2001	[**]	%
On or after January 22, 2001	[**]	%

Bonus based on premium received and is calculated and paid monthly.

C. Marketing Expense Allowance

[**]% of premium received and is calculated and paid monthly.

D. Production Bonus

The Production Bonus applies to all individual variable annuities (currently PrimElite, PrimElite II and PEP) sold through Distributor.

The Bonus equals the Production Bonus rate times the excess of A over B, where:

A = Year-to-date aggregate premiums received for the current calendar year for individual variable annuity products

B = Floor Amount (as defined below)

As of the effective date of this Agreement, the Floor Amount is $1,005,802,370.05. If in any calendar year the aggregate premium received for the individual variable annuity Products is greater than the previously established Floor Amount, a new current Floor Amount is established. This new current Floor Amount is equal to the aggregate amount of premium received for individual variable annuity Products during that calendar year. The Floor Amount cannot decrease in any year

The Production Bonus rate is [**]%, which is calculated and paid monthly.

E. Trail Commissions

When oldest of contract owner and annuitant is ape	Annualized Percentage of Account Value
75 or younger	0.25%
76 or older	0.1875%

Calculated monthly and paid quarterly based on assets under management beginning with the second year of the contract. The applicable age is the age at the time the trail commission is calculated.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

47.

Protected Equity Portfolio (“PEP”)

Attained Age	Commission Percentage
80 or younger	6.0%
81 - 85	3.0%

Commission calculated on percent of premium at time received and paid daily. No trail commissions payable.

Travelers Target Maturity (“TTM”)

Attained Age	Commission Percentage
80 or younger	3.25%
81 - 85	1.625%

Commission calculated on percent of premium at time received and paid daily. No trail commissions payable.

48.

Schedule 3.2

Marketing and Administrative Support Fee

To assist Selling Entities in promoting sales of the PrimElite and PrimElite II Products and the costs associated therewith, The Travelers Life and Annuity Company (“TLAC”) agrees to pay Selling Entities a monthly fee (“Support Fee”) based on PrimElite and PrimElite II Products issued by TLAC, calculated as provided below.

In connection with the Support Fee, the Distributor shall provide certain services to TLAC as mutually agreed to by Distributor and TLAC. These services may include any or all of the following: business planning assistance; advertising; product-specific training; timely review and consideration of approval of new sales; and access by Insurance Company personnel and wholesalers to Distributor personnel and Registered Representatives.

1. Defined Terms. For purposes of this Schedule 3.2 only, the following terms shall have the following meanings:

(a)	“Applicable Rate” shall be the number of Basis Points as specified by this Schedule 3.2 to be used to determine the Support Fee payable by TLAC or the Substitute Company, as applicable, and, as applicable, is either the TLAC Applicable Rate or the MetLife Applicable Rate.

(b)	“Basis Point” shall equal 1/100 of 1% (or, expressed as a decimal: 0.0001). By way of example, two Basis Points equals 2/100 of 1% (or, expressed as a decimal: 0.0002).

(c)	“Daily Average of Assets” shall equal the sum of the daily total net asset value (as measured at the close of each business day) in the separate accounts of PrimElite and PrimElite II within a given month, divided by the number of business days within that month. As used within this definition, the phrase “business day” shall mean any day the New York Stock Exchange is open for trading.

(d)	“Fund Revenue” equals the weighted average of the Basis Points to which the Insurance Companies (for adjusting the TLAC Unadjusted Applicable Rate) or the Substitute Company and any Affiliates (for adjusting the MetLife Unadjusted Applicable Rate), are entitled, based on assets under management in the subaccounts of all PrimElite and PrimElite II variable annuities of either the Insurance Companies or the Substitute Company and any Affiliates, as applicable), based on any arrangement, written or otherwise, including any (i) sharing under participation agreements, (ii) advisor profits earned by affiliated investment advisors and (iii) any 12b-l fee’s paid by the fund sponsor, less (iv) any marketing support payments made to the fund sponsor.

(e)	“MetLife Support Fee” shall have the meaning provided below in this Schedule 3.2.

(f)	“MetLife Applicable Rate” is the Applicable Rate for the MetLife Support Fee payable by the Substitute Company and shall initially be [**] Basis Points, subject to adjustment as provided below.

(g)	“MetLife Unadjusted Applicable Rate” shall initially be [**] Basis Points, subject to adjustment as provided in Paragraph 6.

(h)	“Revenue Factor” shall be equal to 50% of the difference between New Fund Revenue and Current Fund Revenue Basis Points, calculated as hereinafter set out.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

49.

(i)	“TLAC Applicable Rate” is the Applicable Rate for the Support Fee payable by TLAC and shall initially be [**] Basis Points, subject to adjustment as provided below.

(j)	“TLAC Unadjusted Applicable Rate” shall initially be [**] Basis Points, subject to adjustment as provided in Paragraph 5.

2. Calculation. The Support Fee shall equal the Daily Average of Assets:

(i) multiplied by the Applicable Rate; then

(ii) multiplied by the total number of calendar days within the given month; and then

(iii) divided by the total number of days in the year.

The TLAC Support Fee and the MetLife Support Fee shall be paid to the Distributor on a monthly basis within thirty (30) days of the end of each month.

3. Substitute Product. In the event a Substitute Product for the PrimElite II is offered in accordance with the terms of this Agreement, TLAC shall continue to pay the Support Fee with respect to all assets in the PrimElite and PrimElite II subaccounts for Products TLAC has issued, but not with respect to those assets in subaccounts for the Substitute Product issued by the Insurance Company Affiliate (“Substitute Company”). The Substitute Company shall, pursuant to a Substitute Product Addendum (as contemplated by this Agreement), calculate and pay a separate Support Fee (“MetLife Support Fee”) based on assets in the subaccounts of the variable annuity products issued by the Substitute Company sold by Registered Representatives. The MetLife Support Fee provisions of the Substitute Product Addendum shall be based on this Schedule 3.2.

4. Transfer of Subaccounts. The TLAC Applicable Rate and/or the MetLife Applicable Rate will be re-determined in the event of any transfer of PrimElite or PrimElite II contracts to a Substitute Company equal to the asset-weighted average of the TLAC Applicable Rate and the MetLife Applicable Rate in the Substitute Company on the date of transfer.

5. Adjustment of TLAC Applicable Rate.

(a)	The TLAC Applicable Rate shall be re-determined every five years, measured from the date of this Agreement. To adjust the TLAC Applicable Rate, first

(i) the TLAC Unadjusted Applicable Rate shall be re-determined. The re-determined TLAC Unadjusted Applicable Rate is equal to sum of the current TLAC Unadjusted Applicable Rate plus the Revenue Factor. Then,

(ii) the re-determined TLAC Unadjusted Applicable Rate is multiplied by the ratio of (x) to (y), where (x) is total assets in the separate accounts of PrimElite and PrimElite II on the 12/31 prior to the re-determination date, and (y) is total assets in the separate accounts of TLAC-issued PrimElite and TLAC-issued PrimElite II on the 12/31 prior to the re-determination date.

(b)	The initial Current Fund Revenue will be determined on the next day following the date of this Agreement based upon the Fund Revenue payable on PrimElite and PrimElite II separate accounts assets issued by the Insurance Companies. By way of example, Current Fund Revenue, if measured as of 3/31/05, would be [**] Basis Points. Each five-year period a then current Fund Revenue (“New Fund Revenue”) shall be calculated based upon Fund Revenue effective on the 12/31-calendar year-end preceding a re-determination of an Applicable Rate. Upon recalculation of the Revenue Factor, the New Fund Revenue shall become the Current Fund Revenue for purposes of the next re-determination.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

50.

(c)	Example – Assume the date of this Agreement is 7/1/2005 and the initial Current Revenue Factor is [**] Basis Points. The first re-determination date is 7/1/2010.

•

Therefore, the re-determination will be based on: the Revenue Factor on PrimElite and PrimElite II on 12/31/2009; the total assets in the separate accounts of PrimElite and PrimElite II on 12/31/2009 (assume this is $4 billion); and the total assets in the separate accounts of TLAC-issued PrimElite and PrimElite II (assume this is $3 billion).

•	Assuming the New Fund Revenue is [**] Basis Points measured at 12/31/2009, the Revenue Factor would be 50% of [**] Basis Points less [**] Basis Points, or [**] Basis Point.

•

The Unadjusted Applicable Rate as of 7/1/2010 would equal [**] Basis Points plus [**] Basis Point, or [**] Basis Points. The Applicable Rate would be [**], or [**] Basis Points times the ratio of $4 million to $3 million.

The Revenue Factor can be negative if New Fund Revenue is less than Current Fund Revenue.

6. Adjustment of MetLife Applicable Rate.

(a)	The MetLife Applicable Rate shall be re-determined every five years, measured from the date of this Agreement. To adjust the MetLife Applicable Rate, first

(i) the MetLife Unadjusted Applicable Rate shall be re-determined. The re-determined MetLife Unadjusted Applicable Rate is equal to sum of the current MetLife Unadjusted Applicable Rate plus the MetLife Revenue Factor for the Substitute Product of the Substitute Company and any Affiliates as of the re-determination date. Then,

(ii) the re-determined MetLife Unadjusted Applicable Rate is multiplied by the ratio of (xx) to (yy), where (xx) is total assets in the separate accounts of Substitute Product on the 12/31 prior to the re-determination date, and (yy) is total assets in the separate accounts of Substitute Company-issued Substitute Product on the 12/31 prior to the re-determination date

(b)	The initial MetLife Current Fund Revenue will be determined on the next day following the date the Substitute Company begins issuing the Substitute Product based upon the MetLife Fund Revenue payable on Substitute Product separate accounts assets issued by Substitute Company and any Affiliates. Each five-year period a revised MetLife New Fund Revenue shall be calculated based upon MetLife Fund Revenue effective on the 12/31-calendar year-end preceding a re-determination of an MetLife Applicable Rate. Upon recalculation of the MetLife Revenue Factor, the MetLife New Fund Revenue shall become the MetLife Current Fund Revenue for purposes of the next re-determination

7. Authentication. TLAC and the Substitute Company shall, upon reasonable notice, allow Distributor the opportunity to review all relevant documentation used by TLAC or the Substitute Company to allow the Selling Companies to authenticate the basis for any calculation (including any interim calculation) of any Revenue Factor, including the component parts of the formula.

8. Interim Calculations. In addition to the five-year re-determinations required by this Schedule 3.2, for tracking and budgetary purposes of the Selling Companies, the respective Revenue Factor for each of TLAC and the Substitute Company will be calculated on an annual year-end basis. The applicable Revenue Factor for these interim calculations shall be based on the difference between Fund Revenue effective on the applicable 12/31-calendar year-end and the Fund Revenue effective on the preceding 12/31 -calendar year-end.

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

51.

9. Additional Compensation. In addition, Insurance Company shall, as mutually agreed, compensate Distributor for certain expenses (including conference and meeting costs) to the extent permitted by Law.

10. Term. The Support Fee is and shall remain payable so long as there are any assets in the subaccounts of any PrimElite or PrimElite II Products. The MetLife Support Fee is and shall remain payable so long as there are any assets in the subaccounts of any variable annuity products including with respect to any assets in subaccounts of Products that have been transferred to a Substitute Company.

52.

Schedule 4.2

Coverage, Training and Sales Support Matters

Sales Desk	The Insurance Company shall provide sales desk support sufficient to adequately support Distributor’s field operations. The Parties agree that the Insurance Company or the Underwriter is adequately supporting Distributor’s field operations by providing as of the date of the Agreement [an eleven1] member dedicated sales desk team commonly referred to as the “Travelers Proprietary Sales Team.” The sales desk shall be dedicated to Distributor and shall provide those services substantially similar to those provided as of the date of this Agreement, including such pre-sale support as: answering Product design/feature questions; providing proactive communication on Product, including base shop conference calls, field training, incentive campaigns and compliance changes; helping in understanding new business and application processing questions; acting as a liaison between the wholesaler and the Registered Representatives; and providing ground level follow up as appropriate. Post-sale support shall include appropriate sales recognition and follow up.

Wholesaling	The Insurance Company shall provide wholesaler support sufficient to adequately support Distributor’s field operations. The Parties agree that the Insurance Companies or their Underwriter is adequately supporting Distributor’s field operations by providing as of the date of the Agreement [a sixteen member dedicated wholesaler team, consisting of (i) one Channel Head; (ii) one Sales Manager; (iii) 12 Wholesalers; and (iv) two Junior Wholesalers.2] The wholesalers will actively promote Products sold by Registered Representatives, provide training (including at the Registered Representative’s office) to those Registered Representatives who are targeted to sell the Products, and conduct Distributor-approved seminars for customers, where appropriate. In addition, wholesalers shall train Registered Representatives on compliance, suitability, new certifications, new applications and other such topics as reasonably requested by Distributor and consistent with regulatory and Distributor requirements applicable to Registered Representatives. The Insurance Company or its Affiliate Underwriter will appropriately train wholesalers and ensure that they are fully qualified and support the Distributor’s standards and requirements for the Sales Force.

Wholesaler Activity Reports	The Insurance Company or its Affiliate Underwriter will provide wholesaler activity reports as provided in Schedule 2.22.

[1]	Number to be finalized as of closing date.
[2]	Numbers to be finalized as of closing date.

53.

Schedule 4.5

Certification of Compliance

TO: The Travelers Insurance Company, The Travelers Life and Annuity Company (collectively, the “Insurance Companies”), Travelers Distribution, LLC (the “Underwriter”)

As authorized representative of Distributor, I hereby certify on behalf Distributor, upon due inquiry, that, in connection with the Selling Agreement, dated as of                         , 2005, among the Insurance Companies, Underwriter and Distributor (the “Agreement”), Distributor is in material compliance with the terms of Sections 2.2, 2.3 and 2.4(a) of the Agreement.

The Parties acknowledge and agree that this Certification is being made pursuant to the requirement of Section 4.5 of the Agreement.

DISTRIBUTOR

By:
Name:
Title:
Date:

54.

Schedule 4.5

Certification of Compliance

TO: PFS Investments Inc.

As authorized representative of Insurance Company, I hereby certify on behalf of Insurance Company, upon due inquiry, that, in connection with the Selling Agreement, dated as of                         , 2005, among Insurance Company, Underwriter and Distributor (the “Agreement”), the Insurance Company and/or its respective employees, have not, during the period covered by this certification, provided to any Comparable Distributor any product that is substantially the same as an Exclusive Product provided by the Insurance Company on an exclusive basis to Distributor with terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics, taken as a whole, that are materially more favorable to such Comparable Distributor than the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics of such Exclusive Product, taken as a whole.

The Parties acknowledge and agree that this Certification is being made pursuant to the requirement of Section 4.5 of the Agreement.

INSURANCE COMPANY

By:
Name:
Title:
Date:

55.

ADDENDUM

This Addendum, dated as of September 23, 2005 (this “Addendum”), is made by and among MetLife Investors USA Insurance Company, a Delaware life insurance company, and First MetLife Investors Insurance Company, a New York life insurance company (each, an “Affiliate Insurance Company” and, collectively, the “Affiliate Insurance Companies”), MetLife Investors Distribution Company (“Distributor”) a Missouri corporation, and Distributor.

RECITALS

WHEREAS, Distributor is a party to that certain Selling Agreement, dated as of July 1, 2005 (the “Selling Agreement”), by and among Distributor, the Insurance Companies and the Underwriter;

WHEREAS, the Affiliate Insurance Companies issue certain life insurance and/or annuity products meeting the conditions set forth in respect of such products in the Selling Agreement that are identified on Schedule A to this Addendum (the “Substitute Products”);

WHEREAS, Distributor directly (or through one or more of its Affiliates) is licensed to solicit and sell the Substitute Products through its Registered Representatives and Selling Entities in the Territory;

WHEREAS, upon the terms and subject to the conditions set forth in the Selling Agreement, the Insurance Company has the right to require the Distributor to distribute the Substitute Products; and

WHEREAS, as required by the Selling Agreement and upon the terms and subject to the conditions set forth in this Addendum, Distributor desires to solicit and sell through its Registered Representatives and Selling Entities, and the Affiliate Insurance Companies desire that Distributor so solicit and sell, the Substitute Products in the Territory.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined in this Addendum have the respective meanings ascribed to them in the Selling Agreement.

2.	Substitute Products. Each of the Affiliate Insurance Companies and the Affiliate Underwriter hereby represent and warrant to Distributor that (a) such Affiliate Insurance Company has a financial strength rating of at least Aa3 by Moody’s Investors Service, Inc. (or any successor thereto) or at least AA- by Standard and Poor’s (or any successor thereto); and (b) each Substitute Product is substantially the same the corresponding Existing Product in the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics. Based upon such representations and warranties, Distributor hereby agrees, effective as of the date written above, that each of the Substitute Products shall be deemed Products to be distributed by Distributor.

PFS Investments (Primerica)
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3.	Incorporation of Terms. Except as otherwise set forth in this Addendum, all of the terms and provisions of the Selling Agreement hereby are incorporated by reference into this Addendum in respect of the Substitute Products and applicable to the parties hereto. For all purposes of such incorporation by reference, the Affiliate Insurance Companies shall be deemed to be Insurance Companies and the Affiliate Underwriter shall be deemed to be the Underwriter. Except as set forth in this Addendum, the Selling Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

4.	Miscellaneous Provisions.

(a)	Notices. All notices, demands and other communications required or permitted to be given to any Party under this Addendum shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set forth below (or at such other address or facsimile number as the Party shall furnish the other Parties in accordance with this Section): if to the Distributor, to the address set forth in the Selling Agreement; and if to the Affiliate Insurance Companies or to the Underwriter, to the address(es) set forth on the signature page to this Addendum.

(b)	Severability. If any provision of this Addendum or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Addendum or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Addendum invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable.

(c)	Governing Law. This Addendum shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

(d)	Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

[Remainder of Page Intentionally Left Blank.]

PFS Investments (Primerica)
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2

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY MetLife Investors USA Insurance Company 222 Delaware Ave. Ste 900 Wilmington, DE 19899

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Executive Vice President

FIRST METLIFE INVESTORS INSURANCE COMPANY First MetLife Investors Insurance Company 200 Park Avenue New York, NY 10166

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Executive Vice President

METLIFE INVESTORS DISTRIBUTION COMPANY MetLife Investors Insurance Company 13045 Tesson Ferry Rd. St. Louis, MO 63128

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Vice President

DISTRIBUTOR:

PFS INVESTMENTS INC. 3120 Breckinridge Blvd. Duluth, Georgia 30099-0001

By:	/s/ William Kelly
Name:	William Kelly
Title:	President & CEO

PFS Investments (Primerica)
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Substitute Products

Travelers Product Name	Replatformed Product Name	Exclusive or Non-Exclusive	Private Label	Territory	Product Code

PrimElite II	PrimElite III	Exclusive	Yes	USA and Puerto Rico*	8401 6410-NY

Protected Equity Portfolio (PEP)	Protected Equity Portfolio (PEP)	Exclusive	No	USA and Puerto Rico*	8404 6404-NY

*	MLI USA is not available in Puerto Rico as of yet. We will continue to sell Travelers version of the products above until MLI USA becomes available.

PFS Investments (Primerica)
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4

COMPENSATION SCHEDULES

PrimElite III

A. Commissions

Old Name: PrimElite II

Replatformed: PrimElite III

When oldest of contract owner and annuitant is age:	Commission Percentage
0-75	6.50%
76-85	4.875%
86+	0.00%

Commission calculated on percent of premium allocated to the subaccounts. The commission is calculated and paid daily. The applicable age is the age at the time premium payment is received.

B. Promotional Bonus

[**]% of premium received and is calculated and paid monthly.

C. Marketing Expense Allowance

[**]% of premium received and is calculated and paid monthly.

D. Production Bonus

The Production Bonus applies to all individual variable annuities (currently PrimElite, PrimElite II, PrimElite III, and Protected Equity Portfolio) sold through Distributor.

The Bonus equals the Production Bonus rate times the excess of A over B, where:

A = Year-to-date aggregate premiums received for the current calendar year for individual variable annuity products

B = Floor Amount (as defined below)

As of the effective date of this Addendum, the Floor Amount is $1,005,802,370.05. If in any calendar year the aggregate premium received for the individual variable annuity Products is greater than the previously established Floor Amount, a new current Floor Amount is established. This new current Floor Amount is equal to the aggregate amount of premium received for individual variable annuity Products during that calendar year. The Floor Amount cannot decrease in any year

The Production Bonus rate is [**]%, which is calculated and paid monthly.

PFS Investments (Primerica)
/OGC

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5

E. Trail Commissions

When oldest of contract owner and annuitant is ape	Annualized Percentage of Account Value
75 or younger	0.25%
76 or older	0.1875%

Calculated monthly and paid quarterly based on assets under management beginning with the second year of the contract. The applicable age is the age at the time the trail commission is calculated.

Protected Equity Portfolio

Old Name: Protected Equity Portfolio (PEP)

Replatformed: Protected Equity Portfolio (PEP)

Attained Age	Commission Percentage
0-80	6.00%
81 -85	3.00%

Commissions calculated on percent of premium at time received and paid daily. No trail commissions payable.

PFS Investments (Primerica)
/OGC

6

ADDENDUM NO. 2

This Addendum, dated as of June 1, 2007 (the “Addendum”), is made by and among MetLife Investors USA Insurance Company, a Delaware life insurance company, First MetLife Investors Insurance Company, a New York life insurance company (each, an “Affiliate Insurance Company” and, collectively, the “Affiliate Insurance Companies”), MetLife Investors Distribution Company (“Underwriter”), a Missouri corporation, and Distributor.

RECITALS

WHEREAS, Distributor is a party to that certain Selling Agreement, dated as of July 1, 2005 (the “Selling Agreement”), by and among Distributor, the Insurance Companies and the Underwriter;

WHEREAS, the Affiliate Insurance Companies issue certain life insurance and/or annuity products meeting the conditions set forth in respect of such products in the Selling Agreement that are identified on Schedule A to this Addendum (the “Substitute Products”);

WHEREAS, Distributor directly (or through one or more of its Affiliates) is licensed to solicit and sell the Substitute Products through its Registered Representatives and Selling Entities in the Territory;

WHEREAS, upon the terms and subject to the conditions set forth in the Selling Agreement, the Insurance Company has the right to require the Distributor to distribute the Substitute Products; and

WHEREAS, as required by the Selling Agreement and upon the terms and subject to the conditions set forth in this Addendum, Distributor desires to solicit and sell through its Registered Representatives and Selling Entities, and the Affiliate Insurance Companies desire that Distributor so solicit and sell, the Substitute Products in the Territory.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined in this Addendum have the respective meanings ascribed to them in the Selling Agreement.

2.	Substitute Products. Each of the Affiliate Insurance Companies and the Affiliate Underwriter hereby represent and warrant to Distributor that (a) such Affiliate Insurance Company has a financial strength rating of at least Aa3 by Moody’s Investors Service, Inc. (or any successor thereto) or at least AA- by Standard and Poor’s (or any successor thereto); and (b) each Substitute Product is substantially the same the corresponding Existing Product in the terms, total compensation, consumer pricing, wholesaler coverage, training and support, features and service standards and metrics. Based upon such representations and warranties, Distributor hereby agrees, effective as of the date written above, that each of the Substitute Products shall be deemed Products to be distributed by Distributor. Compensation for the Substitute Product shall be as reflected in the Compensation Schedule attached hereto as Schedule B.

PFS Investments (Primerica)

3.	Incorporation of Terms. Except as otherwise set forth in this Addendum, all of the terms and provisions of the Selling Agreement hereby are incorporated by reference into this Addendum in respect of the Substitute Products and applicable to the parties hereto. For all purposes of such incorporation by reference, the Affiliate Insurance Companies shall be deemed to be Insurance Companies and the Affiliate Underwriter shall be deemed to be the Underwriter. Except as set forth in this Addendum, the Selling Agreement shall remain in full force and effect and otherwise shall be unaffected hereby.

4.	Miscellaneous Provisions.

(a)	Notices. All notices, demands and other communications required or permitted to be given to any Party under this Addendum shall be in writing and any such notice, demand or other communication shall be deemed to have been duly given when delivered by hand, courier or overnight delivery service or, if mailed, two (2) Business Days after deposit in the mail and sent certified or registered mail, return receipt requested and with first-class postage prepaid, or in the case of facsimile notice, when sent and transmission is confirmed, and, regardless of method, addressed to the Party at its address or facsimile number set forth below (or at such other address or facsimile number as the Party shall furnish the other Parties in accordance with this Section): if to the Distributor, to the address set forth in the Selling Agreement; and if to the Affiliate Insurance Companies or to the Underwriter, to the address(es) set forth on the signature page to this Addendum.

(b)	Severability. If any provision of this Addendum or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Addendum or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Addendum invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable

(c)	Governing Law. This Addendum shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

(d)	Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

[Remainder of Page Intentionally Left Blank.]

PFS Investments (Primerica)

2.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY 222 Delaware Ave. Ste 900 Wilmington, DE 19899

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Vice President

FIRST METLIFE INVESTORS INSURANCE COMPANY 200 Park Avenue New York, NY 10166

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Vice President

METLIFE INVESTORS DISTRIBUTION COMPANY 13045 Tesson Ferry Rd. St. Louis, MO 63128

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Executive Vice President

PFS INVESTMENTS INC. 3120 Breckinridge Blvd. Duluth, Georgia 30099-0001

By:	/s/ William Kelly
Name:	William Kelly
Title:	President

PFS Investments (Primerica)

Schedule A

To Addendum No. 2

Substitute Product

MetLife Product Name	Replatformed Product Name	Exclusive or Non-Exclusive	Private Label	Territory	Product Code

PrimElite III	PrimElite IV	Exclusive	Yes	USA and Puerto Rico*	8401 6401-NY

*	MLI USA products are not available in Puerto Rico as of yet. Distributor will continue to sell Travelers version of the products above until MLI USA products become available.

PFS Investments (Primerica)

4.

Schedule B

To Addendum No. 2

COMPENSATION SCHEDULES

PrimElite IV

A. Commissions

Deposit Bands	Commission*	M&E Charge
		ASU to 80	ROP
Less than $99,999	5.7%	1.50%	1.35%
$100,000 -$5249,999	5.0%	1.35%	1.20%
$250,000 -$499,999	4.5%	1.25%	1.10%
$500,000 and over	4.0%	1.10%	0.95%

The “Initial Deposit” is the amount of all premium deposits intended for the first 12 months as evidenced by the Letter of Estimate included with each application. The Initial Deposit determines the deposit band, which determines the applicable commission and M&E rate on the initial and all subsequent premium deposits, except as below provided.

If the owner only deposits during the first 12-month period premium amounts that, in the aggregate, are less than the Initial Deposit and which amounts would result in a lower deposit band, then

•	the commission for all premium deposits in the first 12 month period will be adjusted as follows:

The commission adjustment factor will be applied to the actual premium deposits less premium withdrawn that was subject to a chargeback. The commission adjustment factor will equal the difference between (w) the applicable commission rate based on the actual premium deposits made in the first 12 months and (x) the commission rate based on the Initial Deposit; less the difference in (y) the applicable M&E rate based on the actual premium deposits made in the first 12 months and (z) the M&E rate based on the Initial Deposit. Commission rates are based on current age at the time of the adjustment.

•	the commission rate for premium deposits after the first 12 month period will equal the applicable commission rate based on the actual premium deposits made in the first 12 months.

If the premium amounts actually deposited in the first 12 months are within the same or a higher Deposit Band as the Initial Deposit, the commission rate is not adjusted.

“ASU” is the Annual Step Up option and “ROP” is the return of premium option.

* Commission rates shown apply to ages 75 and younger, based on the oldest contract owner. If the oldest contract owner is 76 to 85 commission rates are 75% of those shown in the table. There are no commissions for ages 86 and greater.

B. Promotional Bonus

[**]% of PrimEIite IV premium received and is calculated and paid monthly.

PFS Investments (Primerica)

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

5.

C. Marketing Expense Allowance

[**]% of PrimElite II, PrimElite III and PrimElite IV premium received and is calculated and paid monthly. This rate change will be payable beginning April 30, 2007 through December 31, 2007. Prior to December 15, 2007, the parties will use their best efforts to renegotiate the Marketing Expense Allowance to be payable beginning in 2008. In the event that no agreement is reached between the Parties prior to December 15, 2007, effective January 1, 2008, (a) Distributor will take on for all PrimElite products, including PrimElite IV, the printing responsibilities it performed prior to April 30, 2007 for PrimElite II and III. Specifically, (a) Distributor will print contract prospectuses, a point of sale brochure, a laminated one-page fact card, and product applications, (b) Insurance Companies and Underwriter will no longer print contract prospectuses, point of sale brochures or fact cards, and (c) the Marketing Expense Allowance will equal [**]%.

D. Production Bonus

The Production Bonus applies to all individual variable annuities (currently PrimElite, PrimElite II, PrimElite III, PrimElite IV, and Protected Equity Portfolio) sold through Distributor.

The Bonus equals the Production Bonus rate times the excess of A over B, where:

A = Year-to-date aggregate premiums received for the current calendar year for individual variable annuity products

B = Floor Amount (as defined below)

As of the effective date of this Addendum, a discrepancy exists between the full year production number for calendar year 2006 that is being researched in order to obtain the exact Floor Amount. Once that discrepancy has been resolved, the amount agreed to by the parties in a separate writing will become part of this Addendum. If in any calendar year the aggregate premium received for the individual variable annuity Products is greater than the previously established Floor Amount, a new current Floor Amount is established. This new current Floor Amount is equal to the aggregate amount of premium received for individual variable annuity Products during that calendar year. The Floor Amount cannot decrease in any year

The Production Bonus rate is [**]%, which is calculated and paid monthly.

E. Trail Commissions

Trail commissions are 0.2%, calculated monthly and paid quarterly based on PrimElite TV assets under management beginning with the second year of the contract.

PFS Investments (Primerica)

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

6.

FIRST AMENDMENT TO THE SELLING AGREEMENT

This First Amendment to the Selling Agreement is made by and among MetLife Insurance Company of Connecticut, MetLife Life & Annuity Company of Connecticut, MetLife Investors USA Insurance Company and First MetLife Investors Insurance Company (each, an “Insurance Company” and, collectively, the “Insurance Companies”), MetLife Investors Distribution Company (“Underwriter”) a Missouri corporation, and PFS Investments Inc. (“Distributor”), and is effective as of June 1, 2007 (the “Amendment”).

RECITALS

The Insurance Companies, by way of the Substitute Product Addendum dated September 23, 2005, and the Distributor are parties to that certain Selling Agreement, dated as of July 1, 2005; and

The Parties desire to amend the Agreement in accordance with the following Amendment.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Selling Agreement.

2. Printing and Distribution. Section 4.3 of the Agreement is hereby amended as follows.

(a)	Section 4.3 (a) of the Agreement is hereby replaced in its entirety with the following language: “Effective April 30, 2007, the Insurance Companies will bear the costs of and be responsible for producing, developing and printing all Product materials, including, but not limited to, all Product applications, all prospectuses (both the contract prospectuses and subaccount prospectuses) and Sales Materials, which shall include customized brochures, customized marketing pieces and other point-of-sale materials, in sufficient quantities to meet the reasonable needs of Distributor’s Sales Force. The Insurance Companies’ responsibilities under this Section 4.3(a) exclude (i) Sales Materials produced by Distributor (Selling Agreement Section 4.3(c)); and (ii) with respect to PrimElite IV, Distributor’s suitability form.”

PFS Investments (Primerica)

(b)	Section 4.3 (e) of the Agreement is hereby replaced in its entirety with the following language: “Distributor shall be responsible for delivering the contract prospectuses to prospective purchasers through its Registered Representatives. Insurance Companies shall, at their own expense, timely deliver such prospectuses to Distributor for distribution. Insurance Companies shall be responsible for delivering subaccount prospectuses when the contract for the Product is mailed to the customer and for delivery of any contract prospectuses after issuance of a Product.”

3. Marketing Expense Allowance. Paragraph C of Schedule 3.1, “Compensation Schedule,” is hereby replaced with the following language: “[**]% of PrimElite II, PrimElite III and PrimElite IV premium received and is calculated and paid monthly. This rate change will be payable beginning April 30, 2007 through December 31, 2007. Prior to December 15, 2007, the parties will use their best efforts to renegotiate the Marketing Expense Allowance to be payable beginning in 2008. In the event that no agreement is reached between the Parties prior to December 15, 2007, effective January 1, 2008, (a) Distributor will take on for all PrimElite products, including PrimElite IV, the printing responsibilities it performed prior to April 30, 2007 for PrimElite II and III. Specifically, (a) Distributor will print contract prospectuses, a point of sale brochure, a laminated one-page fact card, and product applications, (b) Insurance Companies and Underwriter will no longer print contract prospectuses, point of sale brochures or fact cards, and (c) the Marketing Expense Allowance will equal [**]%.”

4. Relationship. The parties acknowledge their desire to maintain a long-term committed relationship, addressing the mutual business interests of both parties. To maintain this commitment, the parties agree to continue to cooperate in the development, evaluation and review of relevant and reasoned business proposals, presented by either party, affecting the Agreement, the relationship or the business interests of the parties.

5. Alternative Contract History Calculations. Insurance Companies will, from time to time, create alternative contract history calculations that will depict the account value of annuity contracts issued by the Insurance Companies based on certain hypothetical assumptions (“Contract Calculations”), as requested by Distributor, generally in order to facilitate the resolution of customer complaints. Insurance Companies will create these Contract Calculations subject to the conditions set forth below:

(a)	Distributor will provide to Insurance Companies the customer information and hypothetical assumptions needed in order to create the Contract Calculations and Insurance Companies, subject to subsection (d) below, will create and deliver the

PFS Investments (Primerica)

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

2.

Contract Calculations to Distributor within 5 business days of its receipt of such information and assumptions from Distributor. Insurance Companies will rely upon the information provided by Distributor in the creation of these Contract Calculations, and will not independently corroborate such information.

(b)	In the event that a claim is initiated against any of the Insurance Companies or the Underwriter as a result of the Contract Calculations provided, Distributor will indemnify and hold harmless the Insurance Companies, the Underwriter, their affiliates, subsidiaries, officers, directors, and employees. Section 6.1 (a) of the Selling Agreement is hereby amended to add the following sentence at the end of the paragraph. “Additionally, Distributor shall hold harmless, defend, exonerate and indemnify the Insurance Companies, the Underwriter, and their employees, officers, directors, affiliates and agents for all losses, claims, liabilities, costs and expenses (including taxes, fees, fines, penalties, interest, reasonable expenses of investigation and attorneys’ fees and disbursements) suffered that result from any claim made in connection with the Insurance Companies’ creation of a Contract Calculation.”

(c)	Distributor hereby releases and forever discharges the Insurance Companies, the Underwriter, and their employees, officers, directors, affiliates and agents (“Released Parties”) from any claims which Distributor or any customer has or may claim to have against the Released Parties in connection with the Insurance Companies’ creation of these Contract Calculations. In the event that Distributor or a customer commences any claim against the Released Parties in violation of this paragraph, Distributor agrees to pay for the Released Parties’ costs and expenses (including attorneys’ fees) that result from the commencement of such claim.

(d)	In instances where the creation of a requested Contract Calculation would be impossible due to a lack of required information, assumptions or computational capabilities, Insurance Companies will advise Distributor of this determination within two business days of its receipt of Distributor’s request and will not provide the Contract Calculation.

PFS Investments (Primerica)

3

(e)	The Insurance Companies and Underwriter understand and agree that the Insurance Companies’ creation of a Contract Calculation and the accompanying indemnity and release protections afforded the Insurance Companies in this Section shall not relieve the Insurance Companies or the Underwriter from liability, if any, associated with the underlying customer complaint.

6. Miscellaneous Provisions.

(a)	Applicability to Addendums. This Amendment shall also be applicable to the first Addendum to the Selling Agreement dated September 23, 2005, and the Second Addendum to the Selling Agreement dated June 1, 2007.

(b)	No Other Amendment. The amendments set forth herein are limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement, as now amended.

(c)	Severability. If any provision of this Amendment or the application of any such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this Amendment or invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Law, the Parties waive any provision of Law that renders any provision of this Amendment invalid, illegal or unenforceable in any respect. The Parties shall, to the extent lawful and practicable, use their commercially reasonable efforts to enter into arrangements to reinstate the intended benefits, net of the intended burdens, of any such provision held invalid, illegal or unenforceable

(d)	Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

(e)	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

[Remainder of Page Intentionally Left Blank.]

PFS Investments (Primerica)

4

IN WITNESS WHEREOF, each Party has caused this Amendment to be duly executed on its behalf by an authorized officer as of the date first above written.

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	Executive Vice President

METLIFE LIFE & ANNUITY COMPANY OF CONNECTICUT

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	Executive Vice President

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	Executive Vice President

METLIFE INVESTORS USA INSURANCE COMPANY

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Vice President

FIRST METLIFE INVESTORS INSURANCE COMPANY

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Vice President

PFS INVESTMENTS INC.

By:	/s/ William A. Kelly
Name:	William A. Kelly
Title:	President

PFS Investments (Primerica)

5

SECOND AMENDMENT TO THE SELLING AGREEMENT

This Second Amendment, dated February 1, 2008, is made by and among MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, First MetLife Investors Insurance Company (each an “Insurance Company” and, collectively, the “Insurance Companies”), MetLife Investors Distribution Company (“Underwriter”), and PFS Investments Inc. (“Distributor”) (collectively “the Parties.”)

Distributor is a party to an Agreement, dated July 1, 2005, between Insurance Companies, Underwriter and Distributor (the “Selling Agreement”);

Insurance Companies issue certain life insurance and/or annuity products; and Distributor, directly or through one or more of its Affiliates, is licensed to solicit and sell such products;

The Parties wish to renew the period of time in which the Marketing Expense Allowance, as established in the Second Addendum to the Selling Agreement, dated June 1, 2007, and the First Amendment to the Selling Agreement, dated June 1, 2007, will be payable to Distributor.

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the Parties hereby agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Selling Agreement.

2. Marketing Expense Allowance. Both Schedule B, Paragraph C, of the Second Addendum to the Selling Agreement and Section 3 of the First Amendment to the Selling Agreement (amending Paragraph C of Schedule 3.1 of the Selling Agreement), are hereby replaced with the following language:

“[**]% of PrimElite II, PrimElite III and PrimElite IV premium received and is calculated and paid monthly. This rate change will be payable beginning April 30, 2007 through June 30, 2008. Prior to June 30, 2008, the parties will use their best efforts to renegotiate the Marketing Expense Allowance to be payable beginning July 1, 2008. In the event that no agreement is reached between the Parties prior to June 30, 2008, effective July 1, 2008, (a) Distributor will take on for all PrimElite products, including PrimElite IV, the printing responsibilities it performed prior to April 30, 2007 for PrimElite II and III. Specifically, (a) Distributor will print contract prospectuses, a point

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

of sale brochure, a laminated one-page fact card, and product applications, (b) Insurance Companies and Underwriter will no longer print contract prospectuses, point of sale brochures or fact cards, and (c) the Marketing Expense Allowance will equal [**]%.”

3. No Other Amendment. The amendments set forth herein are limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement, as now amended.

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	President
Date:	February 14, 2008

FIRST METLIFE INVESTORS INSURANCE COMPANY

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	President
Date:	February 14, 2008

METLIFE INVESTORS DISTRIBUTION COMPANY

By:	/s/ Douglas P. Rodgers
Name:	Douglas P. Rodgers
Title:	SVP [Illegible]
Date:	February 14, 2008

**	Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.

PFS INVESTMENTS INC.

By:	/s/ William A. Kelly
Name:	William A. Kelly
Title:	President & CEO
Date:	2/5/08

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	President
Date:	February 14, 2008

/OGC

THIRD AMENDMENT

TO THE SELLING AGREEMENT

This Third Amendment, effective December 7, 2007, is made by and among MetLife Insurance Company of Connecticut, MetLife Investors USA Insurance Company, First MetLife Investors Insurance Company (each an “Insurance Company” and, collectively, the “Insurance Companies”), MetLife Investors Distribution Company (“Underwriter”), and PFS Investments Inc. (“Distributor”).

RECITALS

Distributor is a party to an Agreement, dated July 1, 2005, by and among Insurance Companies, Underwriter and Distributor (the “Selling Agreement”);

Insurance Companies issue certain life insurance and/or annuity products; and Distributor, directly or through one or more of its Affiliates, is licensed to solicit and sell such products;

MetLife Life and Annuity Company of Connecticut (formerly “Travelers Life and Annuity Company of Connecticut”) is merging with MetLife Insurance Company of Connecticut, a New York life insurance company, on or about December 7, 2007 (“Merger Date”); and

The support fee payable to Distributor for the product PrimElite II, which will be issued by a New York company as of the Merger Date, must be changed to comply with New York law.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined in this Amendment have the respective meanings ascribed to them in the Selling Agreement.

2.	Support Fee. The following language shall be added to Paragraph 2 of Schedule 3.2 of the Selling Agreement:

For PrimElite II Products sold on or after December 7, 2007, the Support Fee shall equal:

a. an amount paid to Distributor within the first thirty (30) days following the commencement of the 5th contract year equal to the Daily Average Assets over the first four (4) contract years (i.e. the sum of the daily total net assets (as measured at the close of each business day) in the separate accounts of PrimElite II Products for the first four (4) contract years divided by the total number of days in the first four (4) contract years):

(i) multiplied by the Applicable Rate; and then

(ii) multiplied by 4.

b. amounts paid to Distributor on a monthly basis within thirty (30) days of the end of each month, calculated by: (i) multiplying the Daily Average of Assets within a given month, for all abovementioned contracts in the 5th contract year and beyond:

(i) multiplied by the Applicable Rate; then

(ii) multiplied by the total number of calendar days within the given month; and then

(iii) divided by the total number of calendar days in the years.

3.	Miscellaneous Provisions.

(a)	No Other Amendment. The amendments set forth herein are limited precisely as written and shall not be deemed to be a consent or waiver of any other term or condition of the Agreement, as now amended.

(b)	Governing Law. This Amendment shall be governed by and construed in accordance with the Laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of such State.

(c)	Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute a single instrument.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, each Party has caused this Agreement to be duly executed on its behalf by an authorized officer as of the date first above written.

METLIFE INVESTORS USA INSURANCE COMPANY

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	Executive Vice President

FIRST METLIFE INVESTORS INSURANCE COMPANY

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	Executive Vice President

METLIFE INVESTORS DISTRIBUTION COMPANY

By:	/s/ Richard C. Pearson
Name:	Richard C. Pearson
Title:	Executive Vice President

PFS INVESTMENTS INC.

By:	/s/ William Kelly
Name:	William Kelly
Title:	President & CEO

METLIFE INSURANCE COMPANY OF CONNECTICUT

By:	/s/ Michael K. Farrell
Name:	Michael K. Farrell
Title:	Executive Vice President

/OGC